                                                                    EXHIBIT 4.01




                                CREDIT AGREEMENT



                                  by and among



                        EDUCATION MANAGEMENT CORPORATION



                                 as the Borrower



                             THE BANKS PARTY HERETO



                                  as the Banks



                                       and



                       NATIONAL CITY BANK OF PENNSYLVANIA,

                                  as the Agent

                                       and

                           FIRST UNION NATIONAL BANK,
                                   as Co-Agent

                                February 18, 2000

                                TABLE OF CONTENTS


                                                                                                                PAGE

INDEX OF EXHIBITS..................................................................................................


INDEX OF SCHEDULES.................................................................................................


ARTICLE I. DEFINITIONS............................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      GAAP Definitions...............................................................................16
         1.3      Other Definitional Conventions.................................................................16
         1.4      Headings.......................................................................................16


ARTICLE II. THE CREDIT...........................................................................................16
         2.1      Revolving Credit Loans.........................................................................16
         2.2      Swing Loans....................................................................................20
         2.3      Supplemental Swing Loans.......................................................................22
         2.4      Letters of Credit..............................................................................24
         2.5      Certain Provisions Relating to Interest Rates..................................................30
         2.6      Yield Protection and Reimbursement.............................................................35
         2.7      Capital Adequacy...............................................................................37
         2.8      Closing Fee....................................................................................38
         2.9      Lending Offices................................................................................38
         2.10     Time, Place and Manner of Payments.............................................................38
         2.11     Payment From Accounts Maintained by the Borrower...............................................38
         2.12     Swing Loan Settlement Date Procedures..........................................................38
         2.13     Substitution of a Bank.........................................................................39


ARTICLE III. SET-OFF.............................................................................................39
         3.1      Set-Off........................................................................................39


ARTICLE IV. REPRESENTATIONS AND WARRANTIES.......................................................................39
         4.1      Existence......................................................................................40
         4.2      Authority......................................................................................40
         4.3      Capitalization of Subsidiaries.................................................................40
         4.4      Validity and Enforceability....................................................................40
         4.5      No Conflict....................................................................................41
         4.6      Consents.......................................................................................41
         4.7      Litigation.....................................................................................41
         4.8      Compliance With Applicable Laws, etc...........................................................41
         4.9      Financial Statements...........................................................................42

                                                                                                                PAGE

         4.10     Environmental Matters..........................................................................42
         4.11     Deferred Compensation Plans....................................................................43
         4.12     Title to Properties............................................................................44
         4.13     Intellectual Property..........................................................................44
         4.14     Tax Returns and Payments.......................................................................44
         4.15     Material Adverse Change........................................................................45
         4.16     Solvency.......................................................................................45
         4.17     Investment Company Act.........................................................................45
         4.18     Public Utility Holding Company Act.............................................................45
         4.19     Liens and Security Interests...................................................................45
         4.20     Margin Stock...................................................................................45
         4.21     Year 2000......................................................................................46
         4.22     Updates to Schedules...........................................................................46
         4.23     Disclosure.....................................................................................46
         4.24     Use of Proceeds................................................................................46
         4.25     Insurance......................................................................................46
         4.26     Material Contracts; Burdensome Restrictions....................................................47
         4.27     Employment Matters.............................................................................47
         4.28     Senior Debt Status.............................................................................47


ARTICLE V. AFFIRMATIVE COVENANTS.................................................................................47
         5.1      Use of Proceeds................................................................................47
         5.2      Furnishing Information.........................................................................48
         5.3      Preservation of Existence......................................................................51
         5.4      Payment of Taxes and Fees......................................................................52
         5.5      Notice of Change of Business...................................................................52
         5.6      Hazard and Casualty Insurance..................................................................52
         5.7      Good Repair....................................................................................52
         5.8      Corporate Records..............................................................................52
         5.9      Inspection of Records and Properties...........................................................53
         5.10     Continued Ownership of Active Subsidiaries.....................................................53
         5.11     Compliance With Laws...........................................................................53
         5.12     Further Assurances.............................................................................53


ARTICLE VI. NEGATIVE COVENANTS...................................................................................54
         6.1      Maintenance of Ratio of Total Funded Debt to EBITDA............................................54
         6.2      Limitation on Total Funded Debt to Total Capitalization........................................54
         6.3      Interest Coverage Ratio........................................................................54
         6.4      Disposal of Assets.............................................................................54
         6.5      Permitted Indebtedness.........................................................................55
         6.6      Prohibition on Encumbrances....................................................................56
         6.7      Advance of Funds and Investments...............................................................58
         6.8      Dividend and Redemption Restrictions...........................................................58
         6.9      Merger.........................................................................................59
         6.10     Regulations G, X, T and U Compliance...........................................................59
         6.11     Cohort Default Rates...........................................................................59

                                                                                                                PAGE

         6.12     Permitted Acquisitions.........................................................................59
         6.13     Change Fiscal Year.............................................................................59
         6.14     Change of Business.............................................................................59


ARTICLE VII. CONDITIONS PRECEDENT................................................................................60
         7.1      All Revolving Credit Loan, Swing Loan and Supplemental Swing Loan
                  Disbursements and All Letters of Credit........................................................60
         7.2      Conditions Precedent to the Initial Revolving Credit Disbursement and the
                  Issuance of the Initial Letter of Credit.......................................................60


ARTICLE VIII. EVENTS OF DEFAULT..................................................................................62
         8.1      Payment Default................................................................................62
         8.2      Cross Defaults.................................................................................62
         8.3      Insolvency.....................................................................................63
         8.4      Dissolution....................................................................................63
         8.5      Adverse Judgments..............................................................................63
         8.6      Failure to Comply With Certain Covenants.......................................................63
         8.7      Failure to Comply With Other Covenants.........................................................64
         8.8      Material Adverse Change........................................................................64
         8.9      Misrepresentation..............................................................................64
         8.10     Consequences of an Event of Default............................................................64


ARTICLE IX. AGREEMENT AMONG BANKS................................................................................65
         9.1      Appointment and Grant of Authority.............................................................65
         9.2      Non-Reliance on Agent..........................................................................65
         9.3      Responsibility of Agent and Other Matters......................................................66
         9.4      Action on Instructions.........................................................................67
         9.5      Action in Event of Default.....................................................................67
         9.6      Indemnification................................................................................67
         9.7      Agent's Rights as a Bank.......................................................................68
         9.8      Advances by Agent..............................................................................68
         9.9      Payment to Banks...............................................................................68
         9.10     Pro Rata Sharing...............................................................................69
         9.11     Successor Agent................................................................................69
         9.12     Additional Banks...............................................................................69


ARTICLE X. MISCELLANEOUS.........................................................................................70
         10.1     Amendments and Waivers.........................................................................70
         10.2     Notices........................................................................................71
         10.3     Holiday Payments...............................................................................72
         10.4     Tax Withholding................................................................................72
         10.5     Survival.......................................................................................73
         10.6     Costs..........................................................................................73
         10.7     Certain Taxes..................................................................................74
         10.8     Successors, Assigns and Participations.........................................................74

                                                                                                                PAGE

         10.9     Confidentiality................................................................................76
         10.10    Indemnification................................................................................77
         10.11    Integration....................................................................................78
         10.12    Severability...................................................................................78
         10.13    APPLICABLE LAW.................................................................................78
         10.14    CONSENT TO JURISDICTION........................................................................78
         10.15    Counterparts...................................................................................79

INDEX OF EXHIBITS


EXHIBIT DESIGNATION                         EXHIBIT NAME

Exhibit "A"                    Form of Revolving Credit Note

Exhibit "B"                    Form of Swing Loan Note

Exhibit "C"                    Form of Request for Revolving Credit Loan

Exhibit "D"                    Form of Request for Swing Loan

Exhibit "E"                    Form of Supplement Swing Loan Note

Exhibit "F"                    Form of Compliance Certificate

Exhibit "G"                    Form of Opinion of Counsel to Borrower

Exhibit "H"                    Form of Assignment and Assumption Agreement

Exhibit "J"                    Form of Bank Joinder

                               INDEX OF SCHEDULES

         4.1                   Active Subsidiaries

         4.3                   Ownership of Stock; Rights or Options

         4.7                   Litigation

         4.10                  Environmental Matters

         4.11                  Deferred Compensation Plans

         4.13                  Intellectual Property

         6.5                   Permitted Existing Indebtedness of the Borrower

         6.6                   Permitted Existing Encumbrances

                                CREDIT AGREEMENT

                  This Credit Agreement is dated as of February 18, 2000 by and among EDUCATION MANAGEMENT CORPORATION, as the borrower (the "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages hereto and each other financial institution which, from time to time, becomes a party hereto in accordance with Section 10.8 (individually, a "Bank" and collectively the "Banks"), NATIONAL CITY BANK OF PENNSYLVANIA, as the Issuing Bank (the "Issuing Bank") and NATIONAL CITY BANK OF PENNSYLVANIA, as the Agent for the Banks and the Issuing Bank (the "Agent") and FIRST UNION NATIONAL BANK as Co-Agent.

                                   WITNESSETH:

                  WHEREAS, the Borrower has requested the Banks to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $80,000,000 (which amount may be increased to $100,000,000 in accordance with the provisions hereof) which contains sub-facilities for (i) the issuance of standby letters of credit in an aggregate amount not to exceed $15,000,000, (ii) a swing line of credit of up to $5,000,000 in the aggregate at any one time outstanding and (ii) a supplemental swing line of credit of up to $25,000,000 in the aggregate at any one time outstanding; and

                  WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of mutual promises contained herein and other valuable consideration and intending to be legally bound hereby, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

         1.1 Defined Terms.

         As used herein, the following terms shall have the meaning specified unless the context otherwise requires:

         "Accredited Subsidiary" means each Subsidiary which is accredited or approved, as applicable, by the Accrediting Commission of Career Schools and Colleges of Technology, the National Association of Trade and Technical Schools, the American Bar Association, the Southern Association of Colleges and Schools or any other similar Person which accredits, certifies, or otherwise approves proprietary post-secondary vocational or career training schools.

         "Active Subsidiary" means individually, and Active Subsidiaries shall mean collectively, (i) each Subsidiary of the Borrower shown on Schedule 4.1 hereof as being an Active Subsidiary as of the Closing Date and (ii) each other Subsidiary of the Borrower which at any time in the future (A) becomes an Accredited Subsidiary or (B) has revenues (on a consolidated basis) of $300,000 or more in any Fiscal Year.

         "Additional Bank" shall have the meaning given to such term in Section 9.12.

         "Affiliate" means, as to any Person, any second Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the terms "control", "controlled by", and "under common control with" shall mean the possession of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of shares, by contract or otherwise.

         "Agent" means National City Bank of Pennsylvania, or any successor agent, in its capacity as the administrative agent for the Banks and the Issuing Bank under this Credit Agreement and the other Loan Documents.

         "Agent's Fee" means fees payable to the Agent, for its own account, for arranging and administering the Credit Facility as described in that certain letter dated November 16, 1999 between the Borrower and the Agent (i.e. all fees payable under such letter, except for the Closing Fee).

         "Applicable Eurodollar Rate Margin" shall have the meaning ascribed to it in Subsection 2.5(b) hereof.

         "Article" means an article of this Credit Agreement unless another document is specifically referenced.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit "H" hereto by and among a Purchasing Bank, a Transferor Bank and the Agent, on behalf of itself and the remaining Banks, and consented to by the Borrower.

         "Authorized Officer" means Chairman, Chief Executive Officer, President, Chief Financial Officer, Treasurer, Controller or Assistant Treasurer of any Person. The Agent, the Banks and the Issuing Bank shall be entitled to rely on the incumbency certificates delivered pursuant to Section 7.2 for the initial designation of each Authorized Officer of the Borrower. Additions or deletions to the list of Authorized Officers may be made by the Borrower, at any time, by delivering to the Agent, for redelivery to the Banks and the Issuing Bank, a revised fully-executed incumbency certificate for the Borrower.

         "Availability Period" shall mean the period from and including the Closing Date to but excluding the Repayment Date.

         "Bank" means any Revolving Credit Banks, National City Bank or, unless the context clearly requires otherwise, the Issuing Bank, together with their respective successors and assigns.

         "Bank Indebtedness" means the liability of the Borrower, as of any date of determination, without duplication, to pay the Facility Fee, the Agent's Fee, the Letter of Credit Fees, the Issuance Fee, the outstanding principal amount of the Revolving Credit Loans, the Swing Loans, the Supplemental Swing Loans, and any draws upon any Letter of Credit, interest thereon, any other amounts due pursuant to Article II hereof and all reasonable out-of-pocket expenses incurred by the Banks or the Agent in connection with the preparation, negotiation, administration, enforcement of this Credit Agreement, the Revolving Credit Notes, the Swing Note, the Supplemental Swing Note, the other Loan Documents, the transactions contemplated thereby, or the protection of the Agents', the Banks' or the Issuing Bank's rights under any of the foregoing described instruments (including but not limited to the reasonable fees and expenses of counsel) to the extent such expenses are the responsibility of the Borrower pursuant to this Credit Agreement.

         "Bank Joinder" shall mean a joinder after the date hereof by an Additional Bank under this Agreement and the other Loan Documents in the form of Exhibit "J" hereto.

         "Base Rate" means, as of any date of determination, a rate of interest per annum equal to the higher of (i) the Agent's Prime Rate, as of such date of determination, or (ii) the sum of (A) the Federal Funds Rate plus (B) one-half of one percent (0.5%) per annum, as of such date of determination. Such interest rate shall change automatically from time to time, effective as of the effective date of each change in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any Loan which bears, or is to bear, interest under the Base Rate Option.

         "Base Rate Option" means the interest rate option described in item (i) of Subsection 2.5(b) hereof.

         "Benefit Arrangement" means an "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is not a Plan or a Multiemployer Plan and which is mentioned, or otherwise contributed to, by any Person for the benefit of employees of such Person or an ERISA Affiliate thereof.

         "Borrower" means Education Management Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and having its principal office at 300 Sixth Avenue, Suite 800, Pittsburgh, Pennsylvania 15222.

         "Business Day" means (i) with respect to any borrowing or payment on, renewal of or conversion to a Eurodollar Rate Loan, any day other than (a) a Saturday or Sunday, (b) a day on which commercial banks in Pittsburgh, Pennsylvania are required or authorized by law to close and (c) a day on which dealings are not carried on in the London interbank market and (ii) for all other purposes, any day other than (a) a Saturday or Sunday or (b) a day on which commercial banks in Pittsburgh, Pennsylvania are required or authorized by law to close.

         "Capitalized Lease" means, as to any Person, any lease of tangible or intangible property (whether real, personal or mixed) by such Person as the lessee under which the obligations of the lessee would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person in accordance with GAAP.

         "Capitalized Lease Obligations" means, as to any Person and as of any date of determination, the principal amount of liability of such Person reflecting the aggregate discounted value of all future payments due under all Capitalized Leases calculated in accordance with GAAP including, but not limited to Statement of Financial Accounting Standards No. 13.

         "Closing" means the execution of this Credit Agreement and the issuance of the Revolving Credit Notes, Swing Note and the Supplemental Swing Notes, all to be held at the offices of Buchanan Ingersoll Professional Corporation in Pittsburgh, Pennsylvania.

         "Closing Date" means February 18, 2000 or such later date as is mutually agreeable to the parties hereto.

         "Closing Fee" means the fees described in Section 2.8 hereof.

         "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time and the regulations and rulings promulgated thereunder, together with any successor legislation thereto.

         "Cohort Default Rate" shall have the meaning ascribed thereto by the DOE in Title 34, Chapter VI, Part 668, Subpart B, Section 17 of the Code of Federal Regulations (34 C.F.R. Section 668.17), as the same may be amended from time to time.

         "Commitment Amount" means, with respect to each Bank, the dollar amount set forth for such Bank under the caption "Revolving Credit Commitment" on the signature page to this Credit Agreement signed by such Bank or in any Assignment and Assumption Agreement executed by such Bank, whether in the capacity as a Purchasing Bank or a Transferor Bank.

         "Commitment Percentage" means, with respect to each Bank, the percentage amount set forth for such Bank under the caption "Percentage Amount" on the signature page to this Credit Agreement signed by such Bank or in any Assignment and Assumption Agreement executed by such Revolving Credit Bank, whether in the capacity as a Purchasing Bank or a Transferor Bank, as such percentage amount may be amended from time to time upon the joinder of an Additional Bank.

         "Compliance Certificate" means a compliance certificate substantially in the form of Exhibit "F" hereto which shall be delivered by the Borrower to the Agent and to each Bank in accordance with Subsection 5.2(d) hereof.

         "Consolidated" means the consolidation of the accounts of any two or more Persons in accordance with GAAP.

         "Consolidated Net Income" means, for any period, on a Consolidated basis, the net income of the Borrower and its Subsidiaries determined in accordance with GAAP consistently applied.

         "Contamination" means the presence in soil, groundwater or surface water of Hazardous Substances in sufficient quantity or concentration to require material investigation, corrective action or remediation under any Environmental Law.

         "Controlled Group" means, as to any Person, (i) a controlled group of corporations as defined in Section 1563 of the Code or (ii) a group of trades or businesses under common control as defined in Section 414(c) of the Code of which such Person is a part or may become a part.

         "Credit Agreement" means this Credit Agreement together with the exhibits and schedules hereto and hereof and all extensions, renewals, amendments, modifications, restatements and replacements hereof and hereto.

         "Credit Facility" means the credit facility consisting of the Revolving Credit Commitment in the aggregate amount of $80,000,000 (as such facility may be increased to $100,000,000 in accordance with the provisions hereof) with a standby letter of credit sub-facility in the aggregate amount of $15,000,000 and a Swing Loan sub-facility in an amount of $5,000,000 and a Supplemental Swing Loan sub-facility in an amount of $25,000,000.

         "Default" means an event, condition, act or omission to act which constitutes a default in the performance or observance of any covenant, agreement or provision of any Loan Document, which event, condition, act or omission to act would become or constitute an Event of Default with the passage of time, the giving of notice or both, and without subsequent cure within any applicable period of time.

         "Disbursement" means the one or more advances of proceeds to the Borrower made pursuant to Sections 2.1, 2.2 and 2.3 hereof.

         "Document" means any document, as that term is defined in the UCC, of any Person, whether now owned or hereafter acquired or created.

         "DOE" means to United States Department of Education or as the context may require, the United States Secretary of Education, or any successor thereto.

         "DOL" means the United States Department of Labor or as the context may require, the United States Secretary of Labor, or any successor thereto.

         "Dollars" or "$" means the legal tender of the United States of America.

         "EBITDA" means, for any period, on a Consolidated basis, (i) the sum of
(A) Consolidated Net Income, (B) depreciation and amortization of the Borrower and its Subsidiaries, (C) net interest expense of the Borrower and its Subsidiaries, (D) income tax expense (current and deferred) of the Borrower and its Subsidiaries, and (E) any extraordinary losses included in Consolidated Net Income minus (ii) any extraordinary gains included in Consolidated Net Income.

         "Encumbrance" means any encumbrance, mortgage, lien (statutory or other), charge, pledge, hypothecation, security interest, assignment, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capitalized Lease having substantially the same economic effect as any of the foregoing) in, upon or against any asset of any Person, whether or not voluntarily given.

         "Environmental Claim" means any claim, suit, notice, order, demand or other communication made by any Person, including the Borrower, with respect to the Borrower, any of its Subsidiaries or any of their respective properties, whether owned or leased, that: (i) asserts a violation of any Environmental Law;
(ii) asserts a liability under any Environmental Law;

(iii) orders an investigation, corrective action, remediation or other response under any Environmental Law; (iv) alleges personal injury or property damage resulting from Hazardous Substances; or (v) alleges that there is or may be Contamination.

         "Environmental Law" means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, grants, franchises, licenses, agreements or other governmental restrictions issued, promulgated or granted by any Governmental Person relating to the environment or the release of any materials into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended, from time to time, and the rulings and regulations promulgated thereunder, together with any successor legislation thereto.

         "ERISA Affiliate" means, as of any date of determination and as to any Person, any member of a Controlled Group of which such Person is a member, and any trade or business (whether or not incorporated) under common control with such Person, and all other entities which, together with such Person, are or were treated as a single employer under Section 414 of the Code (which shall include any Subsidiary of such Person).

         "Eurodollar Rate" means, with respect to each Eurodollar Rate Loan, the rate of interest per annum with respect to any Interest Period obtained by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive, absent manifest error) to be the average of the London interbank offered rates listed on the "LIBO" page of the Reuters Monitor Money Rate Service (or an appropriate successor thereto or, if Reuters or its successor ceases to provide such quotes, a comparable replacement as determined by the Agent) at 11:00 A.M. (London, England time) one (1) Business Day prior to the first day of each Interest Period for an amount comparable to the Eurodollar Rate Loan for such Interest Period and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number (expressed as a decimal) equal to (A) 1.00 minus (B) the Eurodollar Reserve Percentage, if any. The Eurodollar Rate described above may also be expressed by the following formula:

                               Average of London interbank offered rates listed on
         Eurodollar Rate   =   "LIBO" page of Reuters Monitor Money Rate Service
                               ---------------------------------------------------
                                     [1.00 - Eurodollar Reserve Percentage]

         "Eurodollar Rate Loans" means any of the Loans bearing interest at a rate determined on the basis of the Eurodollar Rate.

         "Eurodollar Rate Option" means the interest rate option described in item (ii) of Subsection 2.5(b) hereof.

         "Eurodollar Reserve Percentage" means, for any Interest Period, that percentage (expressed as a decimal), as calculated by the Agent, which is in effect on the first day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including without limitation supplemental, marginal or emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such system in an amount comparable to the Eurodollar Rate Loan for such Interest Period and for a duration comparable to such Interest Period.

         "Event of Default" means any event described in Article VIII of this Credit Agreement.

         "Expiration Date" shall have the same meaning as "Repayment Date."

         "Facility Fee" means the fee described in Subsection 2.1(g) of this Credit Agreement.

         "FDIC" means the Federal Deposit Insurance Corporation or any Person succeeding to its functions.

         "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 A.M. (Pittsburgh, Pennsylvania time) on such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fiscal Quarter" shall mean each three-month fiscal period of the Borrower beginning respectively on each successive January 1, April 1, July 1 and October 1 during the term hereof and ending on the immediately succeeding March 31, June 30, September 30 and December 31.

         "Fiscal Year" shall mean each annual fiscal period of the Borrower beginning July 1 and ending on the immediately succeeding June 30.

         "GAAP" shall mean generally accepted United States accounting principles which shall include, but not be limited to, the official interpretations thereof as defined by the Financial Accounting Standards Board, its predecessors and its successors.

         "Government Acts" shall have the meaning ascribed to it in Subsection 2.4(g) hereof.

         "Governmental Person" means the government of the United States or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, or other regulatory bureau, authority, body or entity of the United States or any state or locality therein, including the FDIC, the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, any central bank or any comparable authority.

         "Governmental Rule" means any law, statute, rule, regulation, ordinance, order, judgment, guideline or decision of any Governmental Person (including, without limitation, Governmental Acts).

         "Guarantee" means, as to any Person, any obligation, direct or indirect, by which such Person undertakes to guaranty, assume or remain liable for the payment or performance of another Person's obligations, including but not limited to (i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform, (iv) remaining liable on obligations assumed by a second Person,
(v) agreements to maintain the capital, working capital, solvency or general financial condition of a second Person and (vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the non-delivery of such products, materials or supplies or the non-furnishing of such services.

         "Hazardous Substances" means any (i) hazardous, toxic or polluting substances or wastes as defined by any Environmental Law; (ii) petroleum products; or (iii) other substances determined to be hazardous in any law currently in effect or hereafter enacted.

         "Indebtedness for Borrowed Money" as applied to any Person means (i) the direct liabilities of such Person for money borrowed or credit received (other than trade accounts payable incurred in the ordinary course of business), whether evidenced by a bond, note, debenture, Capitalized Lease Obligation, deferred purchase price arrangement, title retention device, reimbursement agreement or otherwise, including but not limited to any liabilities calculated in accordance with GAAP with respect to any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, and (ii) the contingent liabilities of such Person under any Guarantee (including the amount of any guarantee obligations arising under any student loan programs) of the liabilities described in clause (i) above.

         "Indemnified Party" shall have the meaning ascribed to it in Section
10.10 hereof.

         "Interest Coverage Ratio" shall mean the ratio of EBITDA to consolidated net interest expense, each as determined in accordance with GAAP.

         "Interest Period" means any individual Interest Period of one (1), two
(2), three (3), four (4), five (5), six (6) or nine (9) months (if available) selected by the Borrower pursuant to the terms and conditions of Subsection 2.5(c) hereof, commencing on the borrowing date, conversion date or renewal date of a Eurodollar Rate Loan to which such period shall apply.

         "IRS" means the United States Internal Revenue Service or, as the context may require, the United States Department of Treasury, or any successor thereto.

         "Issuance Fee" means the fee described in item (ii) of Subsection 2.4(e) hereof.

         "Issuing Bank" means National City Bank, in its capacity as the issuer of the Letters of Credit hereunder for the account of the Borrower.

         "Lending Office" means, as to any Bank, its office located at the address set forth in its administrative questionnaire as its "Lending Office" or such other office as such Bank may thereafter designate as its "Lending Office" by notice to the Borrower and the Agent.

         "Letter of Credit" means any stand-by or commercial letter of credit issued by the Issuing Bank pursuant to Section 2.4 hereof and the other terms and provisions hereof, for the account of the Borrower or for the account of any of the Borrower's Subsidiaries provided that the Borrower is a co-obligor thereof, as any such letter of credit may from time to time be amended, modified, renewed, extended, supplemented or replaced.

         "Letter of Credit Exposure" means, at any date of determination, with respect to each Revolving Credit Bank, such Revolving Credit Bank's pro rata share of the Stated Amount of any Letter of Credit then in effect.

         "Letter of Credit Fees" means the fees described in item (i) of Subsection 2.4(e) hereof.

         "Loan" means any and, "Loans" mean collectively, all Revolving Credit Loans, the Swing Loans and Supplemental Swing Loans.

         "Loan Documents" means this Credit Agreement, the Notes, and each Compliance Certificate, each Request for Revolving Credit Loan, each Swing Loan Request, each Supplemental Swing Loan Request and any application or agreement for Letter of Credit.

         "Margin Stock" shall mean "margin stock" as defined in Regulation U.

         "Material Adverse Change" means any circumstance or event which (i) has, or is substantially likely to have, a material adverse effect upon the validity or enforceability of this Credit Agreement or any of the other Loan Documents, (ii) is, or is substantially likely to be, adverse to the business, properties, assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, and which impairs materially, or could reasonably be expected to impair materially, the ability of the Borrower to duly and punctually pay or perform their respective obligations under the Loan Documents, including without limitation, the loss of any Title IV funding(s) that is substantially likely to result in the foregoing or (iii) impairs materially, or is substantially likely to impair materially, the ability of the Agent or the Banks, to the extent permitted, to enforce the Agent's or the Banks' legal remedies pursuant to this Credit Agreement and the other Loan Documents.

         "Material Adverse Effect" means an effect that results in or causes or has a reasonable likelihood of resulting in or causing a Material Adverse Change.

         "Money" means all money, as that term is defined in the UCC, of any Person, whether now owned or hereafter acquired.

         "Money Market Rate" shall be an interest rate as from time to time determined by the Agent as being the sum of the Federal Funds Rate plus 50 basis points.

         "Money Market Rate Loan" means any Loan which bears, or is to bear, interest under the Money Market Rate Option.

         "Money Market Rate Option" means the interest rate option described in item (iii) of Subsection 2.5(b) hereof.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Person is making or accruing an obligation to make contributions or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions.

         "National City Bank" means National City Bank of Pennsylvania, together with its successors and assigns.

         "Net Proceeds" means, with respect to the sale, assignment, lease, sublease, transfer or other disposition of any of the assets of the Borrower or its Subsidiaries, in any transaction or series of coordinated transactions, the net after-tax proceeds of any such transaction after (i) taking into account any adjustments for basis, gain or other adjustment recognized under the Code and
(ii) deducting therefrom any reasonable closing costs paid by the Borrower or such Subsidiary in connection therewith.

         "Note" means any and, "Notes" shall mean collectively, all of the Revolving Credit Notes, the Swing Note and the Supplemental Swing Notes.

         "Option" means either the Base Rate Option, Money Market Rate Option or the Eurodollar Rate Option.

         "Participant" shall mean any financial institution or other Person which purchases an individual interest in all or any part of the Revolving Credit Loans or any particular segment of any Portion thereof.

         "Participation" means any sale, made in accordance with the provisions of Subsection 10.8(d), by any Bank to any Participant of an undivided interest in all or a part of, such Bank's Revolving Credit Commitment and Revolving Credit Loans, if any.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

         "Permitted Acquisitions" means any acquisition by the Borrower or any of its Subsidiaries of the assets or stock of a second Person which complies with each of the following conditions: (i) such second Person is engaged in the education or training business (whether profit or non-profit); (ii) such acquisition is not hostile in nature (as determined in the reasonable discretion of the Banks); and (iv) with respect to any acquisition or series of acquisitions involving assets valued (on a going concern basis) at more than $2,000,000, the Borrower shall demonstrate, on a pro forma basis and to the reasonable satisfaction of the Required Banks, that no Default or Event of Default shall occur as a result of such acquisition(s).

         "Permitted Encumbrances" shall mean those Encumbrances allowed pursuant to Section 6.6(a) hereof.

         "Person" means any individual, partnership, corporation, trust, joint venture or unincorporated organization and any government or any agency, political subdivision or department thereof.

         "Plan" shall mean any "single employer plan" within the meaning of
Section 4001(a)(15) of ERISA established and maintained by the Borrower or any ERISA Affiliate.

         "Portion" means, at any time, the aggregate principal amount of the Revolving Credit Loans outstanding hereunder which bears interest at a specific interest rate for a specific Interest Period pursuant to a request for borrowing or a notice of interest rate election.

         "Prime Rate" means the interest rate per annum publicly announced from time to time by the Agent as its prime rate, which rate may not be the lowest interest rate then being charged commercial borrowers by the Agent.

         "Prohibited Transaction" shall mean any one or more of the prohibited transactions defined under Section 406 of ERISA or Section 4975 of the Code and which is not exempt as a statutory, individual or class exemption under Section 408 of ERISA or Section 4975 of the Code.

         "Proprietary Information" means all non-public information about the Borrower or any of its Subsidiaries which has been furnished by the Borrower or any of its Subsidiaries, whether furnished before or after the Closing Date, and regardless of the manner in which it is furnished.

         "Purchasing Bank" means a Bank which becomes a party to this Credit Agreement by executing an Assignment and Assumption Agreement.

         "Register" shall have the meaning ascribed to it in Subsection 10.8(c) hereof.

         "Regulation D" means Regulation D promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 204 et seq.), from time to time in effect and as may hereafter be amended and shall include any successor or other regulation or official interpretation thereof issued by said Board of Governors.

         "Regulation G" means Regulation G promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 207 et seq.), from time to time in effect and as may hereafter be amended and shall include any successor or other regulation or official interpretation thereof issued by said Board of Governors.

         "Regulation T" means Regulation T promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 220 et seq.), from time to time in effect and as may hereafter be amended and shall include any successor or other regulation or official interpretation thereof issued by said Board of Governors.

         "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 et seq.), from time to time in effect and as may hereafter be amended and shall include any successor or other regulation or official interpretation thereof issued by said Board of Governors.

         "Regulation X" means Regulation X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 224 et seq.), from time to time in effect and as may hereafter be amended and shall include any successor or other regulation or official interpretation thereof issued by said Board of Governors.

         "Release" means any material spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Substances into the environment.

         "Repayment Date" means February 18, 2005.

         "Reportable Event" means any one or more events defined in Section 4043(b) of ERISA for which the thirty (30) day notice period has not been waived by the PBGC.

         "Request for Revolving Credit Loan" means any written request for a revolving credit loan executed by the Borrower and delivered to the Agent substantially in the form of Exhibit "C" to this Credit Agreement.

         "Required Banks" means, as of any date of determination, the holders of at least fifty-six percent (56%) of the aggregate Revolving Credit Commitments and, if no Revolving Credit Commitments are then outstanding, the holders of at least fifty-six percent (56%) of the Bank Indebtedness; provided, however, that, if any Bank shall have failed to fund its Commitment Percentage of any Loans for which it was obligated to fund in accordance with the terms and conditions of this Agreement and any such failure has not been cured (such Bank shall be referred to in this definition as a "Nonperforming Bank"), then for so long as any such failure continues, "Required Banks" means Banks that are the holders of at least fifty-six percent (56%) of the aggregate Revolving Credit Commitments (excluding the Revolving Credit Commitment of the Nonperforming Bank) and, if no Revolving Credit Commitments are then outstanding, the holders of at least fifty-six percent (56%) of the Bank Indebtedness (excluding the Bank Indebtedness of the Nonperforming Bank); provided, however, in the event that during the Syndications Period the aggregate Commitment Amounts shall be increased to $100,000,000, then the foregoing percentage of fifty-six percent (56%) shall hereafter replaced with sixty-five percent (65%) for all purposes.

         "Required Share" shall have the meaning assigned to such term in
Section 2.12.

         "Revolving Credit Bank" means any financial institution listed on the signature pages to this Credit Agreement as having a Commitment Amount with respect to Revolving Credit Loans and each other financial institution which, from time to time, becomes a party to this Credit Agreement in accordance with Subsection 10.8(b) hereof and purchases a Commitment Amount with respect to Revolving Credit Loans.

         "Revolving Credit Commitment" shall have the meaning assigned to it in Subsection 2.1(a) as the same may be reduced pursuant to Subsection 2.1(f) hereof.

         "Revolving Credit Disbursement" means the several Revolving Credit Loans made simultaneously by each Revolving Credit Bank under the Revolving Credit Commitment.

         "Revolving Credit Loan" means each loan of funds by a Revolving Credit Bank of its Commitment Percentage as described in Section 2.1 hereof.

         "Revolving Credit Loan Account" means the bookkeeping account established by each Revolving Credit Bank in the name of the Borrower pursuant to Subsection 2.1(i) hereof.

         "Revolving Credit Note" means any one or all of the promissory notes of the Borrower evidencing Bank Indebtedness of the Borrower hereunder with respect to the Revolving Credit Loans, which Revolving Credit Notes shall be substantially in the form of Exhibit "A" to this Credit Agreement, and all extensions, renewals, amendments, modifications, restatements or replacements thereto or thereof.

         "Stated Amount" means the amount available to the beneficiary of any Letter of Credit for drawing thereunder as such amount is reduced in accordance with the provisions of such Letter of Credit.

         "Subsection" means a numbered subsection of this Credit Agreement, unless another document is specifically referenced.

         "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by the Borrower or by one or more of its Subsidiaries.

         "Subsidiary Guarantee" shall mean a Guarantee, in a form acceptable to the Agent, to be executed and delivered by a Subsidiary in accordance with the provisions of Subsection 6.5(ix) herein which shall provide that such Subsidiary shall unconditionally guarantee and become surety for a portion of the Bank Indebtedness that is limited in amount to the principal amount of the Indebtedness for Borrowed Money incurred by such Subsidiary in accordance with Subsection 6.5(ix) and reduced as the principal amount of such Indebtedness for Borrowed Money is repaid by such Subsidiary in the ordinary course of business (including without limitation, any prepayments of principal made by the Subsidiary in the ordinary course of its business so long as such prepayments are not made with a direct or indirect purpose of reducing or eliminating the obligations of such Subsidiary under the Subsidiary Guarantee).

         "Supplemental Swing Loan Banks" means any financial institution listed on the signature pages to this Credit Agreement as having a Commitment Amount with respect to Supplemental Swing Loans and each other financial institution which, from time to time, becomes a party to this Credit Agreement in accordance with Subsection 10.8(b) hereof and purchases a Commitment Amount with respect to Supplemental Swing Loans.

         "Supplemental Swing Loan Commitment" shall mean the dollar amount set forth for each Supplemental Swing Loan Bank under the caption "Supplemental Swing Loan Commitment" on the signature page to this Credit Agreement signed by such Bank or in any Assignment and Assumption Agreement executed by such Bank, whether in the capacity as a Purchasing Bank or a Transferor Bank. The aggregate Supplemental Swing Loan Commitments of all of the Supplemental Swing Loan Banks shall not exceed $25,000,000 in the aggregate.

Notwithstanding anything contained in this Agreement or any of the other Loan Documents to the contrary, the foregoing commitment is a sub-facility of such Bank's Revolving Credit Commitment and as such shall mature, expire, be proportionally reduced or terminate upon the occurrence of a like event affecting such Bank's Revolving Credit Commitment.

         "Supplemental Swing Loan Note" shall mean the Supplemental Swing Loan Note of the Borrower in the form of Exhibit "C" evidencing the Supplemental Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

         "Supplemental Swing Loan Request" shall mean a request for Supplemental Swing Loans made in accordance with Section 2.3(c) hereof.

         "Supplemental Swing Loans" shall mean collectively and Supplemental Swing Loan shall mean separately all Supplemental Swing Loans or any Supplemental Swing Loan made by Supplemental Swing Loan Banks to the Borrower pursuant to Section 2.3 hereof.

         "Swing Loan Commitment" shall mean National City Bank's commitment to make Swing Loans to the Borrower pursuant to Section 2.2 hereof in an aggregate principal amount of up to $5,000,000 outstanding at any time. Notwithstanding anything contained in this Agreement or any of the other Loan Documents to the contrary, the foregoing commitment is a sub-facility of such National City Bank's Revolving Credit Commitment and as such shall mature, expire, be proportionally reduced or terminate upon the occurrence of a like event affecting such Bank's Revolving Credit Commitment.

         "Swing Loan Note" shall mean the Swing Loan Note of the Borrower in the form of Exhibit "B" evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

         "Swing Loan Request" shall mean a request for Swing Loans made in accordance with Section 2.2(b) hereof.

         "Swing Loans" shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by National City Bank to the Borrower pursuant to Section 2.2 hereof.

         "Swing Loan Settlement Date" shall mean the Tuesday of each week (if such day is a Business Day and if not, the next succeeding Business Day) and any other Business Day on which the Agent elects to effect settlement pursuant to
Section 2.12.

         "Syndication Period" shall be the earlier of (i) ninety (90) calendar days following the Closing Date or (ii) the date on which Additional Bank(s) have joined in this Agreement bringing the aggregate Revolving Credit Commitments to $100,000,000.

         "Teach-Out Obligations" means those certain obligations of any Person under various state laws to provide for the completion of any enrolled student's education in the event of the closing of a school.

         "Termination Event" means (i) a Reportable Event with respect to a Plan or an event described in Section 4062(e) of ERISA with respect to a Plan, (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a plan year in which the Borrower or any such ERISA Affiliate was a "substantial employer" as such term is defined in Section 4001(a)(2) of ERISA and the incurrence of liability to the PBGC under Section 4063 of ERISA, (iii) the incurrence of liability by the Borrower or any such ERISA Affiliate under
Section 4064 of ERISA upon the termination of a Plan, (iv) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (v) the institution of proceedings to terminate a Plan by the PBGC under
Section 4042 of ERISA.

         "Termination Proceeding" means, with respect to any Plan, any termination proceeding under Section 4042 of ERISA or any successor section of ERISA.

         "Total Capitalization" shall mean the sum of consolidated total shareholders' equity in the Borrower and all Subsidiaries plus Total Funded Debt, all as determined in accordance with GAAP.

         "Total Funded Debt" means, as of the end of any Fiscal Quarter, on a Consolidated basis without duplication (including but not limited to any duplication reflecting Guarantees of the Borrower or any Subsidiary permitted by Subsection 6.5(a)(iii) hereof), the difference between (a) Indebtedness for Borrowed Money of the Borrower and its Subsidiaries, as of such date, and (b) all unrestricted cash and cash equivalents in excess of $5,000,000 held by the Borrower and its Subsidiaries including without limitation the cash balance as at the end of such Fiscal Quarter held by the Agent or any Bank in cash collateral, escrow, direct loan, reserve, electronic funds transfer, trust or other restricted accounts (exclusive of any such accounts which do not appear on the Borrower's or such Subsidiary's balance sheet) on behalf of the Borrower or any of its Subsidiaries.

         "Transfer Effective Date" means for each Assignment and Assumption Agreement, the date upon which such Assignment and Assumption Agreement is effective.

         "Transferor Bank" means a selling Bank pursuant to an Assignment and Assumption Agreement.

         "UCC" means the Uniform Commercial Code as now adopted and from time to time amended in the Commonwealth of Pennsylvania or any other jurisdiction which controls the perfection of a security interest.

         "Unfunded Benefit Liabilities" means with respect to any Plan, the amounts described in Section 4001(a)(18) of ERISA.

         "Unreimbursed Amount" shall have the meaning assigned to it in Subsection 2.4(c) hereof.

         "Withdrawal Liability" means "withdrawal liability" as defined by the provisions of Part 1 of Subtitle E to Title IV of ERISA.

         1.2 GAAP Definitions.

         Accounting terms used in this Credit Agreement but not defined herein shall have the meanings ascribed to them under GAAP in effect at the time of the execution of this Credit Agreement and shall not include the cumulative effect of accounting changes or accounting principles.

         1.3 Other Definitional Conventions.

                  (i) All terms defined in this Credit Agreement shall have the above-defined meanings when used in this Credit Agreement, the Revolving Credit Notes, the other Loan Documents, exhibits, schedules, appendices or any other document or certificate executed or delivered in connection with this Credit Agreement, unless the context thereof shall otherwise clearly require.

                  (ii) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section and Subsection references are to this Credit Agreement unless otherwise specified.

                  (iii) All terms defined in this Credit Agreement in the singular shall have comparable meanings when used in plural, and vice versa, unless otherwise specified.

                  (iv) The word "or" as used herein shall mean and connote non-exclusive alternative, unless expressly stated or the context clearly requires otherwise.

         1.4 Headings.

         The headings of the Sections and Subsections of this Credit Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

                             ARTICLE II. THE CREDIT

         2.1 Revolving Credit Loans.

                  (a) Revolving Credit Commitment. The Revolving Credit Banks severally agree, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, that the Borrower shall have the right to borrow, repay and reborrow during the Availability Period an aggregate principal amount not to exceed EIGHTY MILLION AND NO/100 DOLLARS ($80,000,000) at any one time outstanding (the "Revolving Credit Commitment"); provided, however, the amount otherwise available for borrowing under the Revolving Credit Commitments as of any time of determination shall be reduced by the sum of (i) the aggregate Stated Amounts of all Letters of Credit issued and outstanding, as of such date of determination plus (ii) the aggregate unreimbursed draws of any Letter of Credit plus (iii) the outstanding principal balance of all Swing Loans plus (iv) the outstanding principal balance of all Supplemental Swing Loans.

                  (b) Individual Bank Commitment Amount. Each of the Revolving Credit Banks shall be severally liable for advancing its respective Commitment Percentage set forth opposite such Revolving Credit Bank's name on its signature pages hereof; provided, however, that no such Revolving Credit Bank shall be required to make a Revolving Credit Loan if such loan would cause that Revolving Credit Bank's Revolving Credit Loans to exceed the Commitment Amount set forth opposite each such Revolving Credit Bank's name on its signature pages hereto or on the most recent Assignment and Assumption Agreement to which such Bank is a party.

                  (c) Revolving Credit Disbursements.

                  (i) Each Revolving Credit Disbursement under Subsection 2.1(a) shall be in the aggregate amount of $1,000,000 or more, provided that each increment in excess of $1,000,000 shall be $100,000 or an integral multiple thereof. The obligation of the Borrower to repay, on or before the Repayment Date, the aggregate unpaid principal amount of all Revolving Credit Disbursements made by the Revolving Credit Banks shall be evidenced by Revolving Credit Notes substantially in the form of Exhibit "A" hereto, one made by the Borrower to the order of each Revolving Credit Bank in the Commitment Amount of such Revolving Credit Bank and delivered to each such Revolving Credit Bank. The principal amount actually due and owing each Revolving Credit Bank under the Revolving Credit Loans shall be the aggregate unpaid principal amount of all Revolving Credit Loans made by such Revolving Credit Bank, all as shown on the Revolving Credit Loan Accounts established pursuant to Subsection 2.1(i) hereof.

                  (ii) Each request for a Revolving Credit Disbursement under Subsection 2.1(a) shall be made by 1:00 P.M. (Pittsburgh, Pennsylvania time) to the Agent orally or in writing, by an Authorized Officer, (A) in the case of Base Rate Loans, on or before the same Business Day of the proposed Revolving Credit Disbursement and (B) in the case of Eurodollar Rate Loans, at least three
(3) Business Days prior to the proposed Revolving Credit Disbursement, in each case specifying the date on which such Revolving Credit Disbursement is to be made, the amount thereof, selecting the interest rate therefor pursuant to Subsection 2.5(b) hereof and, if appropriate, selecting the Interest Period therefor. Each written request for a Revolving Credit Disbursement shall be evidenced by, and each oral request for a Revolving Credit Disbursement hereunder shall be followed by, a Request for Revolving Credit Loan substantially in the form of Exhibit "C" hereto, duly executed by an Authorized Officer of the Borrower. Promptly upon receipt of such notice, the Agent shall notify each Revolving Credit Bank of the Borrower's request and the amount of such requested Revolving Credit Disbursement which is to be advanced by such Revolving Credit Bank. Each such Revolving Credit Bank shall make its pro rata share of such Revolving Credit Disbursement available at the Agent's principal office in immediately available funds no later than 4:00 P.M. (Pittsburgh, Pennsylvania time) on the date of the requested Revolving Credit Disbursement. Each Revolving Credit Disbursement shall be credited by the Agent to a demand deposit account of the Borrower at the Agent's principal office no later than 4:30 P.M. (Pittsburgh, Pennsylvania time) on the date of such Revolving Credit Disbursement.

                  (d) Interest. The Revolving Credit Notes shall bear interest on the actual unpaid principal amount thereof from time to time outstanding from the date thereof until payment in full as set forth in Section 2.5 hereof.

                  (e) Voluntary Prepayments. The Borrower shall have the right at its option to prepay any Portion of the Revolving Credit Loans, in whole or in part, at any time, subject to Borrower's obligation to pay a premium in accordance with Section 2.6(ii)(A) if a Eurodollar Rate Loan (or part thereof) is prepaid on a date other than the last day of the applicable Interest Period. Each such prepayment shall be applied first to the principal balance of the Revolving Credit Loans and then to any accrued and unpaid interest. Each partial prepayment shall be in the aggregate amount of $500,000 or more, provided that each increment in excess of $500,000 shall be $100,000 or an integral multiple thereof. The Borrower shall give the Agent prior written notice of each voluntary prepayment specifying the aggregate principal amount to be prepaid, the date of prepayment and, if one or more Eurodollar Rate Options are in effect, the Portion(s) of the Revolving Credit Loans being prepaid. Notice of prepayment having been given as aforesaid, the principal amount specified in such notice shall become due and payable on the prepayment date.

                  (f) Voluntary Permanent Reduction of the Revolving Credit Commitment. The Borrower, upon three (3) Business Days' written notice to the Agent, may permanently reduce the Revolving Credit Commitment by a minimum reduction of at least $5,000,000; provided, however, that if such reduction would require repayment of then outstanding amounts of the Revolving Credit Loans or any Swing Loans or Supplemental Swing Loans, such repayment must occur on or before the date on which the voluntary permanent reduction becomes effective.

                  (g) Facility Fee. The Borrower agrees to pay to the Agent, for the benefit of the Revolving Credit Banks, on March 31, 2000, and quarterly in arrears thereafter on the last day of each succeeding June, September, December and March during the term of the Revolving Credit Commitment and on the Repayment Date, a facility fee calculated on the basis of the actual number of days elapsed times (i) the amount of the Revolving Credit Commitments (as in effect during such period) times (ii) the applicable percentage per annum set forth in the chart below:


====================================================== ==========================

        RATIO OF TOTAL FUNDED DEBT TO EBITDA                 FACILITY FEE
                                                              (PER ANNUM)
------------------------------------------------------ --------------------------
Greater than 1.75 to 1.0                                    25 basis points
------------------------------------------------------ --------------------------

Greater than 1.0 to 1.0 but less than or                   22.5 basis points
equal to 1.75 to 1.0
------------------------------------------------------ --------------------------

Less than or equal to 1.0 to 1.0                            20 basis points
====================================================== ==========================

provided, however, the first payment under this Subsection 2.2(h) shall be for the total number of days elapsed between the Closing Date and March 31, 2000 and the last payment under this Subsection 2.2(h) shall be for the total number of days elapsed between the last quarter for which payment was received and the Repayment Date. The Facility Fee due hereunder shall be calculated on the basis of a 365-366 day year and the actual number of days elapsed. Upon receipt by the Agent of the quarterly financial statements delivered pursuant to Subsection 5.2(a) hereof, the applicable percentage shall be adjusted, if necessary, effective on the first day of the calendar month following delivery of such quarterly financial statements. In calculating the above ratio, Total Funded Debt shall be determined as of the end of such Fiscal Quarter and EBITDA shall be measured, on a rolling four quarter basis, for the immediately preceding four Fiscal Quarters then ended.

                  (h) Repayment. On the Repayment Date, the Borrower shall repay in full all of the then unpaid and outstanding Revolving Credit Loans, together with all interest thereon to the date of such repayment and all other fees and costs due hereunder.

                  (i) Revolving Credit Loan Account. Each Revolving Credit Bank shall open and maintain on its books a Revolving Credit Loan Account in the name of the Borrower with respect to such Revolving Credit Bank's Revolving Credit Loans, repayments, prepayments, the computation and payment of interest and the computation of other amounts due and sums paid to the Agent, on behalf of such Revolving Credit Bank, pursuant to this Section 2.1. Except in the case of manifest error in computation, such Revolving Credit Loan Account shall be conclusive and binding on the Borrower as to the amount at any time due to such Revolving Credit Bank from the Borrower pursuant to this Section 2.1.

                  (j) Increase in Revolving Credit Commitments. Borrower, Agent and Banks acknowledge that the Borrower desires to increase the Revolving Credit Commitments to an aggregate amount of One Hundred Million Dollars ($100,000,000). Subject to the provisions of this Agreement, the Agent and the Banks agree that during the Syndications Period one or more banks may be included as Additional Banks into this Agreement to facilitate such increase in the Revolving Credit Commitments. During the Syndications Period, the Agent agrees to continue its good faith efforts to obtain additional banks to join into this Agreement for such purpose, all on the same terms and conditions as those of the other Banks. During the Syndications Period, the Borrower shall not solicit or pursue any Indebtedness for Borrowed Money of the type that may be permitted under Section 6.5(xi). The Agent shall have no liability to the Borrower for any failure in procuring an Additional Bank to increase the Revolving Credit Commitments. To facilitate the foregoing, Borrower may independently request that one or more Additional Banks join this Agreement. The selection of any new bank shall be subject to the Borrower's and Agent's consent, which shall not be unreasonably withheld. The new bank shall join this Agreement as a Bank pursuant to the procedures contained in Section 9.12.

                  (k) Mandatory Prepayments. The Borrower shall immediately prepay the Revolving Credit Loans, in the following amounts:

                  (i) 100% of the amount of any additional Indebtedness for Borrowed Money incurred by Borrower or any of its Subsidiaries in excess of the limitations specified in Section 6.5 hereof; provided, however, that the Agent and Banks shall not be deemed to consent to or waive any violations of Section
6.5 by reason of the inclusion of this provision herein;

                  (ii) 100% of the amount of the proceeds of the sale of assets by Borrower or any of its Subsidiaries outside the ordinary course of business in excess of the limitations specified in Section 6.4 hereof; provided, however, that this Agent and Banks shall not be deemed to consent to or waive any violations of Section 6.4 by reason of the inclusion of this provision herein; and

                  (iii) 100% of the amount of any insurance proceeds received by Borrower or any of its Subsidiaries in connection with any casualty that results in a recovery that is more than $500,000 in excess of the replacement cost of the insured property so damaged.

        2.2 Swing Loans.

                  (a) Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, National City Bank may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $5,000,000 (the "Swing Loan Commitment"), provided that the sum of (i) the aggregate Stated Amounts of all Letters of Credit issued and outstanding, as of such date of determination plus (ii) the aggregate unreimbursed draws of any Letter of Credit plus (iii) the outstanding principal balance of all Swing Loans plus (iv) the outstanding principal balance of all Supplemental Swing Loans plus (v) the outstanding principal balance of all Revolving Credit Loans, shall not exceed the Revolving Credit Commitments of all the Banks. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.2. It is acknowledged by National City Bank that a cancellation of the Swing Loan Commitment shall not in and of itself reduce National City Bank's Revolving Credit Commitment.

                  (b) Swing Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request National City Bank to make Swing Loans by delivery to National City Bank not later than 1:00 P.M. (Pittsburgh, Pennsylvania time) on the proposed Borrowing Date of a duly completed request therefor substantially in the form requested by National City Bank or by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date, the interest rate Option and the principal amount of such Swing Loan, which shall be not less than $100,000.

                  (c) Making Swing Loans. So long as National City Bank elects to make Swing Loans, National City Bank shall, after receipt by it of a Swing Loan Request pursuant to Section 2.2, fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 3:00 P.M. (Pittsburgh, Pennsylvania time) on the Borrowing Date.

                  (d) Swing Loan Note. The obligation of the Borrower to repay the unpaid principal amount of the Swing Loans made to it by National City Bank, together with interest thereon shall be evidenced by a demand promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as Exhibit B payable to the order of National City Bank in a face amount equal to the Swing Loan Commitment.

                  (e) Borrowings to Repay Swing Loans. National City Bank may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans from the Revolving Credit Banks, and each Bank shall make a Revolving Credit Loan in an amount equal to such Bank's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if National City Bank so requests, accrued interest thereon, provided that no Bank shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.1 without regard to any of the requirements of that provision pertaining to Loan Requests. National City Bank shall provide notice to the Banks (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.2 and of the apportionment among the Banks, and the Banks shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.1 are then satisfied) by the time National City Bank so requests, which shall not be earlier than 3:00 P.M. (Pittsburgh, Pennsylvania time) on the Business Day next after the date the Banks receive such notice from National City Bank.

                  (f) Voluntary Prepayments. The Borrower shall have the right at its option to prepay any Portion of the Swing Loans, in whole or in part, at any time. Each such prepayment shall be applied first to the principal balance of the Swing Loans and then to any accrued and unpaid interest. Each partial prepayment shall be in the aggregate amount of $100,000 or more, provided that each increment in excess of $100,000 shall be $10,000 or an integral multiple thereof unless the Borrower is prepaying the entire outstanding principal balance of the Supplemental Swing Loans. The Borrower shall give the Agent prior written notice of each voluntary prepayment specifying the aggregate principal amount to be prepaid and the date of prepayment. Notice of prepayment having been given as aforesaid, the principal amount specified in such notice shall become due and payable on the prepayment date.

                  (g) Permanent Reduction of the Swing Loan Commitment.

                  (A) Voluntary Reduction. The Borrower, upon three (3) Business Days' written notice to the Agent, may permanently reduce the Swing Loan Commitment by a minimum reduction of at least $1,000,000; provided, however, that if such reduction would require repayment of then outstanding amounts of the Swing Loans, such repayment must occur on or before the date on which the voluntary permanent reduction becomes effective.

                  (B) Mandatory Reduction. In the event that the Borrower shall have reduced the Revolving Credit Commitment of the Banks and National City Bank's Swing Loan Commitment is greater than its Revolving Credit Commitment as so reduced, then the Swing Loan Commitment shall be automatically reduced to National City Bank's Revolving Credit

Commitment. In the event that National City Bank's Swing Loans exceed the Swing Loan Commitment, the Borrower shall contemporaneously with the reduction in the commitment prepay the Swing Loans to an amount less than the Swing Loan Commitment, as so reduced.

                  (h) Interest. The Swing Loan Notes shall bear interest on the actual unpaid principal amount thereof from time to time outstanding from the date thereof until payment in full as set forth in Section 2.5 hereof.

        2.3 Supplemental Swing Loans.

                  (a) Supplemental Swing Loan Commitment. The Supplemental Swing Loan Banks severally agree, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, that the Borrower shall have the right to borrow, repay and reborrow during the Availability Period an aggregate principal amount not to exceed TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000) at any one time outstanding (the "Supplemental Swing Loan Commitments"); provided, however, the sum of (i) the aggregate Stated Amounts of all Letters of Credit issued and outstanding, as of such date of determination plus (ii) the aggregate unreimbursed draws of any Letter of Credit plus (iii) the outstanding principal balance of all Swing Loans plus (iv) the outstanding principal balance of all Supplemental Swing Loans plus
(v) the outstanding principal balance of all Revolving Credit Loans, shall not exceed the Revolving Credit Commitments of all the Banks.

                  (b) Individual Bank Supplemental Swing Loan Commitment Amount. The Commitment Percentage with respect to Supplemental Swing Loans for each Supplemental Swing Loan Bank shall be the same Commitment Percentage as such Bank's Commitment Percentage for Revolving Credit Loans hereunder. Each Supplemental Swing Loan to be advanced in accordance with Section 2.3(a) shall be advanced pro rata among the Supplemental Swing Loan Banks in an amount corresponding to its Commitment Percentage. Each of the Supplemental Swing Loan Banks shall be severally liable for advancing its respective Commitment Percentage set forth opposite such Supplemental Swing Loan Bank's name on its signature pages hereof; provided, however, that no such Supplemental Swing Loan Bank shall be required to make a Supplemental Swing Loan to the extent such loan would cause that Bank's Loans, in the aggregate, to exceed the Commitment Amount set forth opposite each such Bank's name on its signature pages hereto or on the most recent Assignment and Assumption Agreement to which such Bank is a party.

                  (c) Supplemental Swing Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Supplemental Swing Loan Banks to make Supplemental Swing Loans by delivery to Agent not later than 1:00 P.M. (Pittsburgh, Pennsylvania time) on the Business Day of the proposed Borrowing Date of a duly completed request therefor substantially in the form requested by Agent or by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Supplemental Swing Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Supplemental Swing Loan Request shall be irrevocable, shall specify the proposed Borrowing Date and the principal amount of such Supplemental Swing Loan, which shall be not less than $500,000, and shall elect an interest rate option, as permitted herein, to be applicable to such borrowing.

                  (d) Making Supplemental Swing Loans. Promptly upon receipt of notice from the Borrower of its election to borrow Supplemental Swing Loans, the Agent shall notify each Supplemental Swing Loan Bank of the Borrower's request and the amount of such requested Supplemental Swing Loan which is to be advanced by such Supplemental Swing Loan Bank. Each such Supplemental Swing Loan Bank shall make its pro rata share of such Supplemental Swing Loan disbursement available at the Agent's principal office in immediately available funds no later than 4:00 P.M. (Pittsburgh, Pennsylvania time) on the date of the requested Supplemental Swing Loan. Each Supplemental Swing Loan shall be credited by the Agent to a demand deposit account of the Borrower at the Agent's principal office no later than 4:30 P.M. (Pittsburgh, Pennsylvania time) on the date of such Supplemental Swing Loan.

                  (e) Supplemental Swing Loan Note. The obligation of the Borrower to repay the unpaid principal amount of the Supplemental Swing Loans made to it by the Supplemental Swing Loan Banks, together with interest thereon shall be evidenced by a demand promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as Exhibit E payable to the order of each Supplemental Swing Loan Bank in a face amount equal to such Bank's Supplemental Swing Loan Commitment.

                  (f) Borrowings to Repay Supplemental Swing Loans. Each Supplemental Swing Loan Bank may, at its option, exercisable at any time for any reason whatsoever, demand that the Supplemental Swing Loans of such Bank be converted to Revolving Credit Loans by providing Agent with written instructions to such effect. Upon receipt of a demand by any Supplemental Swing Loan Bank to convert its Supplemental Swing Loans to Revolving Credit Loans, each Bank shall make a Revolving Credit Loan in an amount equal to such Bank's Commitment Percentage of the aggregate principal amount of the Supplemental Swing Loans being converted, plus, if Supplemental Swing Loan Bank so requests, accrued interest thereon, provided that no Bank shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.1 without regard to any of the requirements of that provision pertaining to Loan Requests. The Agent shall provide notice to the Banks (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.2 and of the apportionment among the Banks, and the Banks shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.1 are then satisfied) by the time Agent so requests, which shall not be earlier than 3:00 P.M. (Pittsburgh, Pennsylvania time) on the Business Day next after the date the Banks receive such notice from Agent.

                  (g) Mandatory Conversion of Supplemental Swing Loans. In the event that the Borrower has Supplemental Swing Loans outstanding for more than seven (7) calendar days, the Borrower shall borrow Revolving Credit Loans in an amount necessary to repay such Supplemental Swing Loans. In the event that the Borrower fails to promptly comply with the preceding sentence, the Agent shall in its own discretion be permitted to issue a demand on the Banks for Revolving Credit Loans under the preceding sentence, all as if the Supplemental Swing Loan Banks had demanded conversion.

                  (h) Voluntary Prepayments. The Borrower shall have the right at its option to prepay any Portion of the Supplemental Swing Loans, in whole or in part, at any time. Each such prepayment shall be applied first to the principal balance of the Supplemental Swing Loans and then to any accrued and unpaid interest.. Each partial prepayment shall be in the aggregate amount of $500,000 or more, provided that each increment in excess of $500,000 shall be $100,000 or an integral multiple thereof unless the Borrower is prepaying the entire outstanding principal balance of the Supplemental Swing Loans. The Borrower shall give the Agent prior written notice of each voluntary prepayment specifying the aggregate principal amount to be prepaid and the date of prepayment. Notice of prepayment having been given as aforesaid, the principal amount specified in such notice shall become due and payable on the prepayment date.

                  (i) Permanent Reduction of the Supplemental Swing Loan Commitment.

                  (A) Voluntary Reduction. The Borrower, upon three (3) Business Days' written notice to the Agent, may permanently reduce the Supplemental Swing Loan Commitment by a minimum reduction of at least $5,000,000; provided, however, that if such reduction would require repayment of then outstanding amounts of the Supplemental Swing Loans, such repayment must occur on or before the date on which the voluntary permanent reduction becomes effective.

                  (B) Mandatory Reduction. In the event that the Borrower shall have reduced the Revolving Credit Commitments with the effect that the Supplemental Swing Loan Commitment of any Supplemental Swing Loan Bank is greater than such Bank's Revolving Credit Commitment as so reduced, then such Bank's Supplemental Swing Loan Commitment shall be automatically reduced to such Bank's Revolving Credit Commitment. In the event that such Bank's Supplemental Swing Loans exceed such Bank's Supplemental Swing Loan Commitment, the Borrower shall contemporaneously with the reduction in the commitment prepay the Supplemental Swing Loans to an amount less than the Supplemental Swing Loan Commitment, as so reduced.

                  (j) Interest. The Supplemental Swing Loan Notes shall bear interest on the actual unpaid principal amount thereof from time to time outstanding from the date thereof until payment in full as set forth in Section
2.5 hereof.

        2.4 Letters of Credit.

                  (a) Issuance of Letter of Credit. Subject to the terms and conditions of this Credit Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, the Issuing Bank agrees to issue Letters of Credit, upon the request of the Borrower during the Availability Period, for the account of the Borrower in an aggregate Stated Amount not to exceed FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000); provided, however, the sum of the outstanding principal balance of Revolving Credit Loans, the Swing Loans, the Supplemental Swing Loans, the Stated Amount of issued Letters of Credit and the aggregate unreimbursed draws of any Letter of Credit shall at no time exceed the Revolving Credit Commitment as the same may be reduced from time to time. The issuance of any Letter of Credit in accordance with the provisions of this Subsection 2.4(a) shall be in accordance with the Issuing Bank's then current practices relating to the issuance by the Issuing Bank of stand-by and commercial letters of credit, as the case may be, including without limitation, the execution of appropriate application and reimbursement agreements, as well as subject to the satisfaction of each condition set forth in Section 7.1 hereof. No Letter of Credit shall be issued with an expiration date beyond the earlier of the Repayment Date or one year from the date of issuance.

                  (b) Risk Participations.

                  (i) Participations. Immediately upon the issuance of any Letter of Credit, and thereafter, immediately upon each increase or decrease in the Stated Amount thereof, each Revolving Credit Bank hereby agrees to irrevocably purchase and shall be deemed to have irrevocably purchased from the Issuing Bank an undivided, full risk, non-recourse participation in each such Letter of Credit (including any such increase or decrease in the Stated Amount of each such Letter of Credit) and in draws thereunder in an amount equal to such Revolving Credit Bank's Commitment Percentage of the maximum Stated Amount thereof which is or at any time may become available to be drawn thereunder.

                  (ii) Restrictions. In the event that the Issuing Bank is required for any reason to refund or repay to the Borrower, any guarantor or any other Person (other than a Revolving Credit Bank hereunder) all or any portion of any amount remitted to the Issuing Bank pursuant to this Credit Agreement, the Revolving Credit Banks shall promptly remit to the Issuing Bank, within three (3) Business Days following demand therefor, their respective Commitment Percentages of the amount which is so refunded or repaid. In the event any restrictions are imposed upon the Issuing Bank or any of the Revolving Credit Banks by any Governmental Rule of any Governmental Person having jurisdiction over the banking activities of the Issuing Bank or any other Revolving Credit Bank, which would prevent the Issuing Bank from issuing the Letter of Credit or amending the Letter of Credit or would prevent any Revolving Credit Bank from honoring its obligations under this Section 2.4, the commitment of the Issuing Bank to issue the Letter of Credit or enter into any amendment with respect thereto shall be immediately suspended.

                  (iii) Notice of Restrictions. If any Revolving Credit Bank believes any such restriction would prevent such Revolving Credit Bank from honoring its obligations under this Section 2.4, it shall promptly notify the Agent. The Agent shall promptly notify the Borrower, the Issuing Bank and the other Revolving Credit Banks of the existence and nature of (A) any restriction which would cause the suspension of the commitment of the Issuing Bank to issue the Letter of Credit or to enter into amendments with respect thereto and (B) any restriction which would prevent any Revolving Credit Bank from honoring its obligations under this Section 2.4.

                  (iv) Effect of Restrictions. Upon receipt of any notice pursuant to item (iii) above, the Borrower will thereupon undertake reasonable efforts to obtain the cancellation of each Letter of Credit; provided, however, that the refusal of any beneficiary of any Letter of Credit to surrender such Letter of Credit will not be an Event of Default hereunder and the

Borrower shall undertake good faith efforts to obtain a substitute letter of credit for such Letter of Credit. Nothing contained in this Subsection 2.4(b) shall be deemed a termination of the Revolving Credit Commitment and, in the event of a suspension of the commitment of the Issuing Bank to issue Letters of Credit or to enter into amendments with respect thereto as set forth above, the Borrower may continue to borrow under the Revolving Credit Commitment provided the requirements of Section 7.1 hereof are complied with.

                  (c) Payment of Amounts Drawn Under Letters of Credit. Upon each request for a draw under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall immediately notify the Borrower and the Agent, and the Borrower shall reimburse, or cause the reimbursement of, the Issuing Bank on demand in an amount in same day funds equal to the amount of such draw; provided, however, unless the Borrower shall have notified the Agent and the Issuing Bank prior to such time that the Borrower intends to reimburse the Issuing Bank for all or a portion of the amount of such draw with funds other than the proceeds of Revolving Credit Loans, the Borrower shall conclusively be deemed to have given a request for a Disbursement under Subsection 2.1(c) hereof to the Agent requesting the Revolving Credit Banks to make Revolving Credit Loans at the Base Rate Option on the first Business Day immediately following the date on which such draw is honored in an aggregate amount equal to the excess of the amount of such drawing over the amount theretofore received by the Issuing Bank in reimbursement thereof (the "Unreimbursed Amount"), plus accrued interest on such amount at the rate set forth in Subsection 2.4(e)(iii) hereof. If the Borrower shall be deemed to have given a request for a Disbursement under Subsection 2.1(c) hereof to the Agent pursuant to this Subsection 2.4(c), then, (notwithstanding the satisfaction or waiver of the conditions specified in Section 7.1 hereof), the Revolving Credit Banks shall, on the first Business Day immediately following the date of such draw, make Revolving Credit Loans at the Base Rate Option in the aggregate amount of the Unreimbursed Amount plus accrued interest on such amount at the rate set forth in Subsection 2.4(e)(iii) hereof. The proceeds of any such Revolving Credit Loans shall be applied directly by the Agent, upon receipt thereof from the Banks, to reimburse the Issuing Bank for the Unreimbursed Amount plus accrued interest on such amount. The foregoing shall not limit or impair the obligation of the Borrower to reimburse the Issuing Bank on demand.

                  (d) Payment by the Banks. In the event that the Borrower shall fail to reimburse the Issuing Bank on demand as provided in Subsection 2.4(c) above in an amount equal to the amount of any draw honored by the Issuing Bank under any Letter of Credit, the Issuing Bank shall promptly notify the Agent and each Revolving Credit Bank of the Unreimbursed Amount plus the accrued interest on such amount and of such Bank's respective participation therein. Each Revolving Credit Bank shall make available to the Issuing Bank an amount equal to its respective participation in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 Noon (Pittsburgh, Pennsylvania time) on the Business Day specified in such notice by the Issuing Bank. In the event that any Revolving Credit Bank fails to make available to the Issuing Bank the amount of such Revolving Credit Bank's participation in such Letter of Credit as provided in this Subsection 2.4(d), the Issuing Bank shall be entitled to recover such amount on demand from such Revolving Credit Bank together with interest at the customary rate set by the Issuing Bank for the correction of errors among banks for a period of three (3) Business Days after demand and thereafter, at the Base Rate. Nothing in this

Subsection 2.4(d) shall be deemed to prejudice the right of any Revolving Credit Bank to recover from the Issuing Bank any amounts made available by such Revolving Credit Bank to the Issuing Bank pursuant to this Subsection 2.4(d) in the event that it is determined by a court of competent jurisdiction that payment of such amounts with respect to any Letter of Credit by the Issuing Bank constituted gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall distribute to each other Revolving Credit Bank which has paid all amounts payable by it under this Subsection 2.4(d) with respect to such Letter of Credit, such other Revolving Credit Bank's pro rata share of all payments received by the Issuing Bank from the Borrower in reimbursement of a draw honored by the Issuing Bank under such Letter of Credit when such payments are received.

                  (e) Compensation.

                  (i) Letter of Credit Fees. (A) Standby Letters of Credit. On the last Business Day of each March, June, September and December hereafter and on the Repayment Date, the Borrower agrees to pay to the Agent, on behalf of each Revolving Credit Bank, to be shared by the Revolving Credit Banks on a pro rata basis in accordance with each Revolving Credit Bank's risk participation in such Letter of Credit pursuant to Subsection 2.4(b) hereof, a nonrefundable fee, payable in arrears, equal to the product of (A) the average Stated Amount of each standby Letter of Credit outstanding over such period times (B) the applicable percentage per annum as determined below:

===================================================== =========================
                                                          APPLICABLE LETTER
                                                                  OF
        RATIO OF TOTAL FUNDED DEBT TO EBITDA              CREDIT PERCENTAGE
                                                             (PER ANNUM)
----------------------------------------------------- -------------------------

Greater than 1.75 to 1.0                                 112.5 basis points
----------------------------------------------------- -------------------------

Greater than 1.0 to 1.0, but less than or                90 basis points
equal to 1.75 to 1.0
----------------------------------------------------- -------------------------

Less than or equal to 1.0 to 1.0                         67.5 basis points
===================================================== =========================

Upon receipt by the Agent of the quarterly financial statements delivered pursuant to Subsection 5.2(a) hereof, the applicable percentage shall be adjusted, if necessary, effective on the first day of the calendar month following delivery of such quarterly financial statements. In calculating the above ratio, Total Funded Debt shall be determined as of the end of such Fiscal Quarter and EBITDA shall be measured, on a rolling four quarter basis, for the immediately preceding four Fiscal Quarters then ended.

                  (B) Commercial Letters of Credit. In connection with the issuance of each commercial Letter of Credit, the Borrower agrees to pay to the Agent, on behalf of each Revolving Credit Bank, to be shared by the Revolving Credit Banks on a pro rata basis in accordance with each Revolving Credit Bank's risk participation in such Letter of Credit pursuant to Subsection 2.4(b) hereof, a nonrefundable fee computed at a rate and payable as from time to time established by the Agent in writing with the approval of all of the Banks.

                  (ii) Issuance Fee. In addition to the Letter of Credit Fees set forth in Subsection 2.4(e)(i) above, the Borrower shall pay to the Issuing Bank, for its sole account, an Issuance Fee equal to one-eighth of one percent (1/8%) of the Stated Amount of each Letter of Credit, payable quarterly in arrears on the last Business Day of each March, June, September and December hereafter and on the Repayment Date.

                  (iii) Interest and Other Fees.

                  (A) With respect to any draw made under any Letter of Credit, the Borrower shall pay interest, payable on demand, on the amount paid by the Issuing Bank in respect of such draw from the Business Day of the draw through the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Credit Loans pursuant to Subsection 2.4(c) hereof) at a rate which is at all times equal to (A) if no Event of Default shall have occurred and be continuing, the Base Rate or (B) if any Event of Default shall have occurred and be continuing, two percent (2.00%) per annum in excess of the Base Rate; and

                  (B) With respect to the issuance, amendment or transfer of any Letter of Credit and a draw made thereunder, the Borrower shall pay documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or draw, as the case may be.

                  (f) Duty to Review Demands; Obligation Absolute. The obligation of the Borrower to reimburse the Issuing Bank for draws made under any Letter of Credit and the obligations of the Revolving Credit Banks under Subsection 2.4(d) hereof shall be absolute, unconditional and irrevocable and shall be paid directly in accordance with the terms of this Credit Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of such Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary or any transferee of such Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank, any Revolving Credit Bank or any other Person, whether in connection with this Credit Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the beneficiary of such Letter of Credit);

                  (iii) any draft, demand, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect provided that any act or failure to act on the part of the Issuing Bank does not constitute gross negligence or willful misconduct on the part of the Issuing Bank;

                  (iv) payment by the Issuing Bank under such Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided that such payment does not constitute gross negligence or willful misconduct on the part of the Issuing Bank;

                  (v) any other circumstance or happening whatsoever, which is substantially similar to any of the foregoing; and

                  (vi) the fact that an Event of Default shall have occurred and be continuing.

                  (g) Indemnification; Nature of the Issuing Bank's Duties. In addition to amounts payable as elsewhere provided in this Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and save each Revolving Credit Bank (including, without limitation, the Issuing Bank) harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which such Revolving Credit Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letter of Credit or any amendment thereto, other than as a result of the gross negligence or willful misconduct of the Issuing Bank as determined by a court of competent jurisdiction, (ii) the failure of the Issuing Bank to honor a draw under any Letter of Credit if the Issuing Bank in good faith and upon advice of counsel believes that it is prohibited from making such payment as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Person (all such acts or omissions herein called "Government Acts"), or (iii) any material breach by the Borrower of any representation, warranty, covenant, term or condition in, or the occurrence of any default under, any document related to the issuance or any amendment of any Letter of Credit.

                  As between the Borrower and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for or the issuance or amendment of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of a beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a draw under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by a beneficiary of any Letter of Credit of the Proceeds of any drawing under any Letter of Credit; (viii) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts; and (ix) for any other circumstances whatsoever in making or failing to make payment under any Letter of Credit; except that the Borrower shall have a claim against the Issuing Bank, and the Issuing

Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower, as determined by a court of competent jurisdiction to be the result of (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of any Letter of Credit, (ii) the Issuing Bank's payment on a draw under any Letter of Credit to any Person other than the beneficiary of any Letter of Credit or its lawful successor, representative or assign or (iii) the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of any Letter of Credit or its lawful successor, representative or assign of a sight draft and certificate or other documents strictly complying with the terms and conditions of any Letter of Credit, unless the Issuing Bank in good faith and upon advice of counsel believes that it is prohibited by law or other legal authority from making such payment. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder.

                  Except for the Issuing Bank's obligations under any Letter of Credit, the Issuing Bank shall have no liability to the Borrower or to any other Person resulting from a reduction of the credit rating of the Issuing Bank or any deterioration in the Issuing Bank's financial condition.

                  In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letter of Credit or the related sight drafts or certificates or documents, if taken or omitted in good faith, shall not put the Issuing Bank under any resulting liability to the Borrower.

                  (h) Construction of Application and Agreement for Letter of Credit. This Credit Agreement is intended to supplement any application or agreement executed and delivered in connection with the issuance of any Letter of Credit hereunder. Whenever possible, this Credit Agreement is to be construed as consistent with any such application or agreement and, to the extent that the provisions of this Credit Agreement and such application or agreement conflict, the terms of this Credit Agreement shall control.

        2.5 Certain Provisions Relating to Interest Rates.

        The Notes shall bear interest, on the actual unpaid principal amount thereof from time to time outstanding, from the date thereof until payment in full, at one or more of the rates of interest set forth in this Section 2.5.

                  (a) Interest Payments. The Borrower shall pay accrued interest on the unpaid aggregate principal balance of the Notes in arrears (A) with respect to each Base Rate Loan and Money Market Rate Loan (i) on the last Business Day of each March, June, September and December of each year during the term hereof, (ii) at maturity, whether by acceleration or otherwise, of the Notes, and (iii) thereafter on demand until all amounts outstanding under the Notes are paid in full; and (B) with respect to each Eurodollar Rate Loan (i) on the last day of each Interest Period (provided, however, if the Interest Period chosen for any Eurodollar Rate Loan exceeds three (3) months, interest on that Eurodollar Rate Loan shall be due and payable on the last day of every three (3) month period during such Interest Period and on the last day of such Interest Period), (ii) at maturity, whether by acceleration or otherwise, of the Notes, and (iii) thereafter on demand until all amounts outstanding under the Notes are paid in full.

                  (b) Interest Rates. The unpaid principal amount of the Loans shall bear interest for each day until due at one or more rates selected by the Borrower from among the Options set forth below (subject to the permitted interest rates that may be selected for each type of Loan as described below); it being understood that, subject to the provisions of this Credit Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Loans but may select no more than six (6) different Interest Periods to apply to Eurodollar Rate Loans; provided however, notwithstanding the Borrower's right to select different Interest Periods to apply to Eurodollar Rate Loans, the Borrower agrees that during the Syndications Period the Borrower shall only be permitted to elect Interest Periods of one (1) month to apply to the Revolving Credit Loans. In the event that any Swing Loan or Supplemental Swing Loan is bearing interest at the Money Market Rate Option, no additional Swing Loans or Supplemental Swing Loans, as the case may be, may be borrowed at, or converted to, the Money Market Rate Option with respect to such type of Loans. Borrower shall manage the Interest Periods during the Syndications Period in a manner to permit the inclusion of Additional Bank(s) and, in the event that it is necessary to terminate one or more Eurodollar Rate tranches prior to the end of an Interest Period in order to join an Additional Bank, Borrower shall compensate the Banks in accordance with Section 2.6(ii) below. The Revolving Credit Loans shall bear interest at either the Base Rate Option or the Eurodollar Rate Option. The Swing Loans shall bear interest at the Base Rate Option or the Money Market Rate Option. The Supplemental Swing Loans shall bear interest at either the Money Market Rate Option or the Base Rate Option.

                  (i) Base Rate Option. Interest under the Base Rate Option shall accrue at a rate per annum (computed upon the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) for each day equal to the Base Rate.

                  (ii) Eurodollar Rate Option. Interest under the Eurodollar Rate Option shall accrue at a rate per annum (computed upon the basis of a year of 360 days and the actual number of days elapsed) for each day equal to the sum of (A) the Eurodollar Rate for each Interest Period plus (B) the Applicable Eurodollar Rate Margin as determined below.


==================================================== ===========================
                                                             APPLICABLE
                                                             EURODOLLAR
       RATIO OF TOTAL FUNDED DEBT TO EBITDA                 RATE MARGIN
                                                            (PER ANNUM)
---------------------------------------------------- ---------------------------
Greater than 1.75 to 1.0                                 112.5 basis points
---------------------------------------------------- ---------------------------
Greater than 1.0 to 1.0, but less than or                 90 basis points
equal to 1.75 to 1.0
---------------------------------------------------- ---------------------------
Less than or equal to 1.0 to 1.0                         67.5 basis points
==================================================== ===========================

Upon receipt by the Agent of the quarterly financial statements delivered pursuant to Subsection 5.2(a) hereof, the Applicable Eurodollar Rate Margin shall be adjusted, if necessary, effective on the first day of the calendar month following delivery of such quarterly financial statements. In calculating the above ratio, Total Funded Debt shall be determined as of the end of such Fiscal Quarter and EBITDA shall be measured, on a rolling four quarter basis, for the immediately preceding four Fiscal Quarters then ended.

                  (iii) Money Market Rate Option. Interest under the Money Market Rate Option shall accrue at a rate per annum (computed upon the basis of a year of 360 days and the actual number of days elapsed) for each day equal to the sum of (A) the Money Market Rate in effect on each given day plus (B) the Applicable Money Market Rate Margin as determined below.

==================================================== ===========================
                                                          APPLICABLE MONEY
                                                               MARKET
       RATIO OF TOTAL FUNDED DEBT TO EBITDA                 RATE MARGIN
                                                            (PER ANNUM)
---------------------------------------------------- ---------------------------
Greater than 1.75 to 1.0                                 112.5 basis points
---------------------------------------------------- ---------------------------
Greater than 1.0 to 1.0, but less than or                 90 basis points
equal to 1.75 to 1.0
---------------------------------------------------- ---------------------------
Less than or equal to 1.0 to 1.0                         67.5 basis points
==================================================== ===========================

Upon receipt by the Agent of the quarterly financial statements delivered pursuant to Subsection 5.2(a) hereof, the Applicable Money Market Rate Margin shall be adjusted, if necessary, effective on the first day of the calendar month following delivery of such quarterly financial statements. In calculating the above ratio, Total Funded Debt shall be determined as of the end of such Fiscal Quarter and EBITDA shall be measured, on a rolling four quarter basis, for the immediately preceding four Fiscal Quarters then ended.

                  (iv) Payment Default Rate. Upon the expiration of any cure period relating to an Event of Default pursuant to Section 8.1 hereof, and during the period in which such Event of Default continues, (A) the principal amount of the Base Rate Loans and Money Market Rate Loans, whether or not the same have become due and payable by maturity, acceleration, declaration or otherwise shall bear interest at a rate per annum which shall be two hundred
(200) basis points (2%) above the rate otherwise in effect for the Base Rate Loans and Money Market Rate Loans, respectively, and (B) the principal amount of all of the Eurodollar Rate Loans, whether or not the same have become due and payable by maturity, acceleration, declaration or otherwise, shall bear interest, until the end of the current Interest Period, at a rate per annum which shall be two hundred (200) basis points (2%) above the rate otherwise in effect for the Eurodollar Rate Loans. At the end of each then current Interest Period, such Eurodollar Rate Loans shall automatically be converted to Base Rate Loans, and thereafter the interest rate shall be calculated in accordance with item (A) of this Subsection 2.5(iv).

                  (c) Interest Periods; Limitations on Elections. In the event that the Borrower shall at any time fail to elect an interest rate to be applicable to a Portion of the Loan, such Portion shall bear interest at the Base Rate Option, until at different interest rate is elected by the Borrower in accordance with the provisions of this Agreement. At any time when the Borrower shall select, convert to or renew the Eurodollar Rate Option to apply to all or any Portion of the outstanding Revolving Credit Loans, it may fix one or more Interest Periods to apply to Eurodollar Rate Loans. All the foregoing, however, is subject to the following:

                  (i) the nine (9) month Interest Period is subject to such Interest Period being available to each Bank on a commercially reasonable basis (as determined by each Bank in its sole discretion);

                  (ii) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month in which case such Interest Period shall end on the next preceding Business Day;

                  (iii) any Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Interest Period is to end shall end on the last Business Day of such subsequent month;

                  (iv) the Eurodollar Rate Loan for each Interest Period shall be in an aggregate principal amount of $1,000,000 or more; provided, however, that each incremental unit in excess of $1,000,000 shall be $100,000 or an integral multiple thereof; and

                  (v) no Interest Period may be elected which would end after the Repayment Date.

                  (d) Elections, Conversions or Renewals of Interest Rate Options. Elections of or conversions to the Base Rate Option shall continue in effect until converted as hereinafter provided. Elections of, conversions to or renewals of the Eurodollar Rate Option shall expire as to each Eurodollar Rate Loan at the expiration of the applicable Interest Period.

                  At any time with respect to any Base Rate Loan or at the expiration of the applicable Interest Period with respect to any Eurodollar Rate Loan, the Borrower (subject to Subsection 2.5(e) may cause all or any part of the principal amount of such Loan to be converted to and/or (in the case of Eurodollar Rate Loans) to be renewed under the Eurodollar Rate Option by notice to the Agent as hereinafter provided. Such notice (i) may be oral or in writing and if oral immediately confirmed in writing to the Agent, (ii) shall be irrevocable, (iii) shall be given not later than 1:00 P.M. (Pittsburgh, Pennsylvania time) not less than three (3) Business Days prior to the proposed effective date for conversion to or renewal of, either in whole or in part, the Eurodollar Rate Option and (iv) shall set forth:

                  (A) the effective date, which shall be a Business Day;

                  (B) the new Interest Period or Interest Periods selected; and

                  (C) with respect to each such Interest Period, the aggregate principal amount of the corresponding Eurodollar Rate Loan.

                  At the expiration of each Interest Period, any part (including the whole) of the principal amount of the corresponding Eurodollar Rate Loan, as to which no notice of conversion or renewal has been received as provided above, shall automatically be converted to a Base Rate Loan. The Agent shall notify the Borrower of any such automatic conversion.

                  (e) Eurodollar Rate Unascertainable. In the event that, on any date on which the Eurodollar Rate would otherwise be set, the Agent shall have determined (which determination shall be prima facie evidence of the unascertainability of the Eurodollar Rate) that, by reason of circumstances affecting the eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, the Agent shall give prompt notice of such determination to the Borrower, and, until the Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, the right of the Borrower to borrow under, convert to or renew the Eurodollar Rate Option shall be suspended. Any notice of borrowing under, conversion to or renewal of a Eurodollar Rate Loan which was to become effective during the period of such suspension shall be treated as a request to borrow under, convert to or renew a Base Rate Loan with respect to the principal amount therein specified.

                  (f) Illegality. If any Bank shall determine in good faith (which determination shall be final and conclusive) that compliance by such Bank or its Lending Office with any applicable law, treaty or governmental rule, regulation, guideline, order, request or directive (whether or not having the force of law), or the interpretation or application thereof by any governmental authority, has made it unlawful or commercially impractical for any such Bank to make or maintain Eurodollar Rate Loans (including but not limited to acquiring eurodollar liabilities to fund Eurodollar Rate Loans), such Bank shall give notice of such determination to the Agent and the Borrower; provided, however, that before the giving of such notice pursuant to this Subsection 2.5(f), such Bank shall designate a different Lending Office, if such designation will avoid the need for such notice and will not in the judgment of such Bank be otherwise disadvantageous to such Bank (in determining the issue of "disadvantageous," no Bank shall be permitted to rely solely upon the basis that it would be disadvantageous to continue to have Loans subject to the Eurodollar Rate Option because it is more profitable to compute interest at the Base Rate Option). Notwithstanding any provision of this Credit Agreement to the contrary, unless and until such Bank shall have given notice that the circumstances giving rise to such determination no longer apply:

                  (A) with respect to any Interest Periods thereafter commencing, interest on any Eurodollar Rate Loan shall be computed and payable under the Base Rate Option; and

                  (B) on such date, if any, as shall be required by law, any Eurodollar Rate Loans then outstanding shall be automatically converted to Base Rate Loans and the Borrower shall pay to the Agent, for the account of the Banks, the accrued and unpaid interest on such Eurodollar Rate Loans to (but not including) the date of such conversion.

                  Such Bank shall furnish to the Agent and the Borrower a certificate as to the amount necessary to compensate such Bank for the costs associated with any prepayment pursuant to Subsection 2.5(f)(B) above (which certificate shall be prima facie evidence of the amount owed by the Borrower to such Bank), and the Borrower shall pay such amount to the Agent for the account of such Bank, as additional consideration hereunder, within fifteen (15) days of the Borrower's receipt of such certificate.

        2.6 Yield Protection and Reimbursement.

                  (i) Yield Protection. Except for changes addressed in Subsection 2.5(f), if any Governmental Rule issued after the Closing Date or if any change on or after the Closing Date in any Governmental Rule (including, without limitation, Regulation D) or the interpretation or application thereof by any Governmental Person charged with the administration thereof (whether or not having the force of law):

                  (A) subjects any Bank, its Lending Office or the Issuing Bank to any tax, duty, levy, impost, charge, fee, deduction or withholding of any kind hereunder (other than (x) a tax, including, without limitation, a branch tax, imposed or based upon the income of such Bank, its Lending Office or the Issuing Bank and (y) any franchise tax imposed on such Bank, its Lending Office or the Issuing Bank by the laws of the jurisdiction under which such Bank, such Lending Office or the Issuing Bank is organized or any political subdivision thereof) or changes the basis of taxation of any Bank, its Lending Office or the Issuing Bank with respect to the payments by the Borrower of principal or interest due hereunder (other than any change which affects, and to the extent that it affects, the taxation by the United States or any state thereof of the total net income of such Bank or the Issuing Bank);

                  (B) imposes, modifies or deems applicable any reserve, special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended, commitments to lend or any Letters of Credit issued or participations purchased therein by any Bank, its Lending Office, the Issuing Bank or any corporation controlling such Bank or the Issuing Bank (other than such requirements which are included in determining the applicable rate or rates of interest hereunder); or

                  (C) imposes upon any Bank, its Lending Office or the Issuing Bank any other obligation or condition with respect to this Credit Agreement,

and the result of all of the foregoing is to increase the cost to such Bank, its Lending Office, the Issuing Bank or any corporation controlling such Bank or the Issuing Bank, of making the Loans, extending the Revolving Credit Commitment, issuing any Letter of Credit or making or maintaining any participation in any Letter of Credit, reduce the net after-tax income receivable by such Bank, its Lending Office or the Issuing Bank from payments under this Credit Agreement or impose any expense upon any Bank, its Lending Office, the Issuing Bank or any corporation controlling such Bank, reduce the rate of return on the capital of such Bank, its Lending Office, the Issuing Bank or any corporation controlling such Bank by an amount which such Bank or the Issuing Bank in good faith deems material,

                  (A) the Bank or the Issuing Bank so affected shall promptly notify the Borrower and the Agent of the happening of such event; and of the amount determined by such Bank, its Lending Office or the Issuing Bank (which determination shall be prima facie evidence of the amount owed by the Borrower to such Bank) to be necessary to compensate such Bank or the Issuing Bank for such increase in cost, reduction in net after tax-income or additional expense;

                  (B) the Borrower shall pay to the affected Bank or the Issuing Bank, on demand, as additional interest on the Loans or draws under any Letter of Credit, such amount as will compensate such Bank or the Issuing Bank for such additional cost or expense or reduced amount, calculated from the date of the notification by such Bank or the Issuing Bank; and

                  (C) the Borrower may pay to such affected Bank or the Issuing Bank the affected Loan or draw under any Letter of Credit in full without the payment of any additional amount other than on account of such Bank's or the Issuing Bank's out-of-pocket losses (including funding losses, if any, as provided in paragraph (ii) below) not otherwise provided for in subparagraph (B) immediately above.

A certificate as to the increased cost or reduced amount as a result of any of the foregoing events shall be promptly submitted by such Bank or the Issuing Bank to the Borrower and the Agent in accordance with the provisions of Section
10.2 hereof. Such certificate shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding anything contained in this Section 2.6 to the contrary, each Bank agrees that it will not make a request for compensation unless at such time the Bank is making a similar claim for compensation from certain of its other borrowers which are similarly situated.

                  (ii) Reimbursement of Costs and Losses.

                  (A) Voluntary Breakage. The Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of the Borrower (x) failing to make any borrowing, conversion or renewal of a Eurodollar Rate Loan on the scheduled date, (y) failing to make when due (whether by declaration, acceleration or otherwise); any payment or prepayment of any amount due hereunder or in voluntarily making any payment or prepayment of any Eurodollar Rate Loan or any part thereof on any day other than the last day of its Interest Period.

                  (B) Involuntary Breakage. The Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of the Borrower (x) failing, through no fault of its own, including, without limitation, the circumstances specified in Subsection 2.5(h), to make any borrowing, conversion or renewal of a Eurodollar Rate Loan on the scheduled date, (y) failing to make when due (whether by declaration, acceleration or otherwise) any payment or prepayment of any amount due hereunder or (z) making any payment or prepayment of any Eurodollar Rate Loans or any part thereof on any day other than the last day of its Interest Period, including, but not limited to, any premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining any Eurodollar Rate Loan or any part thereof as determined by such Bank in the exercise of its sole but reasonable discretion.

                  (iii) Notice of Costs and Losses. Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge which will entitle such Bank to compensation pursuant to this Section 2.5 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Any Bank incurring such loss or expense pursuant to this Section 2.5 shall furnish to the Borrower (through the Agent) a certificate signed by an appropriate officer of such Bank as to the amount of any such loss or expense showing the related calculations in reasonable detail (which certificate shall be prima facie evidence of the amount owed by the Borrower to such Bank), and the Borrower shall pay such amount to such Bank within thirty (30) days of the Borrower's receipt of such certificate). Notwithstanding the foregoing provisions of this Section 2.5, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing during (x) any time or period commencing not more than ninety (90) days prior to the date on which such Bank notifies the Agent and the Borrower that it proposes to demand such compensation and identifies to the Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (y) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Bank did not know that such amount would arise or accrue.

         The Borrower's obligations under this Section 2.6 shall survive the termination of this Credit Agreement and repayment of the Bank Indebtedness.

         2.7 Capital Adequacy.

         If, after the Closing Date, any adoption of, any change to or any change in the interpretation of any Governmental Rule by any Governmental Person exercising control over banks or financial institutions generally or any court (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank (a "Capital Adequacy Event"), and the result of such Capital Adequacy Event is to reduce the rate of return on capital of such Bank or the capital of any corporation controlling such Bank as a consequence thereof to a level below that which such Bank could have achieved but for such Capital Adequacy Event (taking into consideration such Bank's policies with respect to capital adequacy) by an amount which such Bank deems to be material, such Bank shall promptly deliver to the Borrower and the Agent a statement of the amount necessary to compensate such Bank for the reduction in the rate of return on its capital attributable to its Loans and the commitments under this Credit Agreement (the "Capital Compensation Amount"). Each Bank shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. Each Bank shall, from time to time, furnish to the Borrower and the Agent a certificate as to the amount so determined. Such certificate shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Such amount shall be due and payable by the Borrower to such Bank ten (10) days after such notice is given. As soon as practicable after any Capital Adequacy Event, such Bank shall submit to the Borrower and the Agent estimates of the Capital Compensation Amounts that would be payable as a function of such Bank's commitments hereunder.

         The Borrower's obligations under this Section 2.7 shall survive the termination of this Credit Agreement and repayment of the Bank Indebtedness.

         2.8 Closing Fee.

         The Borrower agrees to pay to the Agent, for the benefit of the Banks, a nonrefundable Closing Fee equal to 0.225% of the Revolving Credit Commitments, which shall be deemed fully earned by the Banks upon entering into this Agreement. The Agent shall distribute to each Bank a portion of such Closing Fee equal in ratio to such Bank's Commitment to the total Revolving Credit Commitments of all the Banks. If an Additional Bank joins in this Agreement, the Borrower agrees to pay for the account of such Additional Bank a Closing Fee equal to 0.225% of such Bank's Revolving Credit Commitment on the date of such Additional Bank joining in this Agreement.

         2.9 Lending Offices.

         Each Bank may book its Loans at any Lending Office selected by such Bank and may change its Lending Office from time to time. All terms of this Credit Agreement shall apply to any such Lending Office and the Notes shall be deemed held by each Bank for the benefit of such Lending Office. Each Bank may, by written notice to the Agent and the Borrower, designate a Lending Office through which its Loans will be made by it and for whose account payments are to be made.

         2.10 Time, Place and Manner of Payments.

         All payments to be made by the Borrower under the Notes or of the Agent's Fee, the Facility Fee and all other amounts due the Agent, whether for its own account or for the benefit of the Banks, hereunder shall be made at the principal office of the Agent set forth in Article X. All payments to be made by the Borrower under this Credit Agreement shall be paid in Dollars in immediately available funds no later than 1:30 P.M. (Pittsburgh, Pennsylvania time) on the date such payment is due. Except as specified elsewhere, if the date on which any payment is due is not a Business Day such payment shall be due and payable on the next succeeding day which is a Business Day and such extension of time shall be included in computing any interest in respect of such payment.

         2.11 Payment From Accounts Maintained by the Borrower.

         In the event that any payment of principal, interest, Agent's Fee, the Closing Fee, the Facility Fee, the Letter of Credit Fees or any other amount due the Agent, whether for its own account or for the benefit of the Banks, under the Loan Documents is not paid when due, the Agent is hereby authorized to effect such payment by debiting any demand deposit account of the Borrower maintained with the Agent. This right of debiting accounts of the Borrower is in addition to any right of set-off accorded the Agent hereunder or by operation of law.

         2.12 Swing Loan Settlement Date Procedures.

         In order to minimize the transfer of funds between the Banks and National City Bank, the Borrower may borrow, repay and reborrow Swing Loans and National City Bank may make Swing Loans as provided herein during the period between Settlement Dates. On each Settlement Date, not later than 2:00 P.M. (Pittsburgh, Pennsylvania time), the Agent shall notify each Bank of its Commitment Percentage of the total of the Revolving Credit Loans to be made on such date to repay the Swing Loans. Prior to 4:00 P.M. (Pittsburgh, Pennsylvania time) on such Settlement Date, each Bank shall pay to the Agent the amount of its Revolving Credit Loan to repay the outstanding Swing Loans. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 2.12 shall relieve the Banks of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1 or 2.2(e).

         2.13 Substitution of a Bank.

         If (i) the obligation of any Bank to fulfill its obligations in relation to the issuance of any Letter of Credit or the purchase of any risk participations therein under Section 2.4 has been suspended pursuant to Subsection 2.4(b)(ii) hereof, (ii) the obligation of any Bank to make Eurodollar Rate Loans has been suspended pursuant to Subsection 2.5(f) hereof, (iii) any Bank has demanded compensation under Section 2.5 or Section 2.6 hereof or (iv) any Bank has failed to fund any Loan properly requested hereunder, the Agent shall, at the request of the Borrower and with the assistance of the Borrower, undertake in good faith to obtain a mutually satisfactory substitute lending institution or lending institutions (which may be one or more of the Banks) to purchase the Revolving Credit Note and the Supplemental Swing Loan Note, as the case may be, and assume the Revolving Credit Loans, the Supplemental Swing Loans, the Revolving Credit Commitment and the Supplemental Swing Loan Commitment of such Bank, as the case may be, provided, however, in no way shall the Agent's efforts in trying to obtain a substitute lending institution imply that the Agent or National City Bank has any obligation to acquire such interest for its own account.

                              ARTICLE III. SET-OFF

         3.1 Set-Off.

         The Borrower hereby gives to the Banks a lien and security interest for the amount of any Bank Indebtedness upon and in any property, credits, securities or Monies (whether matured or unmatured) of the Borrower which may at any time be delivered to, or be in the possession of, or owed by any Bank or any affiliate of any Bank in any capacity whatever, including the balance of any deposit account but excluding any trust, fiduciary, reserve, electronic funds transfer or direct loan accounts, in each case maintained by the Borrower with such Bank. The Borrower hereby authorizes each Bank in case of an Event of Default, at such Bank's option, at any time and from time to time, to apply, at the discretion of such Bank, to the payment of Bank Indebtedness, any and all such property, credits, securities or Monies now or hereafter in the hands of such Bank belonging or owed to the Borrower.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

                  To induce the Banks, the Issuing Bank and the Agent to enter into this Credit Agreement, to induce the Banks to make the Revolving Credit Loans, the Swing Loans and the Supplemental Swing Loans herein provided for, and to induce the Issuing Bank to issue the

Letters of Credit herein provided for, the Borrower represents and warrants to the Agent, the Banks and the Issuing Bank that:

        4.1 Existence.

                  (a) Borrower's Existence. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for those foreign jurisdictions where the Borrower's non-qualification would not have a Material Adverse Effect.

                  (b) Active Subsidiary's Existence. Schedule 4.1 attached hereto sets forth each Active Subsidiary of the Borrower in existence as of the Closing Date. Except for Active Subsidiaries that have entered into a merger as permitted by Section 6.9 herein and are not the surviving corporation, each of the Borrower's Active Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for those foreign jurisdictions where such Active Subsidiary's non-qualification would not have a Material Adverse Effect.

        4.2 Authority.

        The Borrower has full power, authority and legal right to engage in the activities conducted or proposed to be conducted by it and, with respect to the Loans and Letters of Credit, to execute, deliver and perform its obligations under the Loan Documents. The Borrower has taken all corporate actions necessary or appropriate to authorize the execution, delivery and performance of the Loan Documents.

        4.3 Capitalization of Subsidiaries.

        Schedule 4.3 lists all of the Subsidiaries of the Borrower, the issued and outstanding stock of each Subsidiary and the owner thereof. All capital stock of the Subsidiaries identified on Schedule 4.3 has been duly authorized and validly issued and is fully paid and nonassessable. There is no stock or securities convertible or exchangeable for any shares of such Subsidiary's common stock. Except as set forth on Schedule 4.3, no outstanding rights or options to subscribe for or to purchase any of such Subsidiary's capital stock or any stock or securities convertible into or exchangeable for any Subsidiary's common stock.

        4.4 Validity and Enforceability.

         This Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law). The Notes, and each other Loan Documents, when duly executed by the Borrower and delivered in accordance with this Credit Agreement, will constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         4.5 No Conflict.

         The execution and delivery of this Credit Agreement, the Notes, and the other Loan Documents by the Borrower does not conflict with or constitute on the part of the Borrower a violation of, breach of, or default under (i) its respective Certificate/Articles of Incorporation or By-Laws, (ii) any indenture, mortgage, deed of trust, lease, note agreement or other agreement or instrument to which the Borrower or any Active Subsidiary is a party or by which the Borrower or any Active Subsidiary of the Borrower is bound, or (iii) any Governmental Rule of any Governmental Person having jurisdiction over the Borrower or any Active Subsidiary of the Borrower or any of their respective activities or property.

         4.6 Consents.

         All consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the consummation of the transactions contemplated by this Credit Agreement, the Notes and the other Loan Documents, or which, in any way, would materially adversely affect the validity or enforceability of any such Loan Document, if not obtained, have been obtained.

         4.7 Litigation.

         Except as set forth on Schedule 4.7, there are no actions, suits, investigations, litigation or governmental proceedings pending, or to the knowledge of the Borrower threatened, against it or any Active Subsidiary with respect to the Borrower or such Active Subsidiary.

         4.8 Compliance With Applicable Laws, etc.

         Neither the Borrower nor any of its Active Subsidiaries is in default with respect to any order, writ, injunction or decree (i) of any court or (ii) of any Governmental Person and the Borrower and its Active Subsidiaries are each substantially complying with all applicable statutes and regulations of each Governmental Person having jurisdiction over their respective activities; provided, however, the Borrower shall not be deemed in violation of this Section
4.8 as a result of any non-compliance if (A) such order, writ, injunction or decree is being contested by the Borrower or any Active Subsidiary in good faith and by proper proceedings appropriately conducted or (B) the non-compliance with such order, writ, injunction or decree would not materially and adversely affect the business operations or financial condition of the Borrower or its Subsidiaries or the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents.

         4.9 Financial Statements.

         Copies of the Borrower's (i) audited Consolidated financial statements for the Fiscal Year ended June 30, 1999 and (ii) unaudited Consolidated financial statements for the Fiscal Quarter ended September 30, 1999, each prepared on a basis not inconsistent with that of the preceding Fiscal Year, have been furnished to the Agent, and each such statement presents fairly the Consolidated financial condition of the Borrower as of such date and the results of its operations.

         4.10 Environmental Matters.

                  (i) Except as set forth on Schedule 4.10 hereto, to the best of the Borrower's knowledge:

                  (A) the Borrower and each of its Active Subsidiaries is in compliance with all applicable Environmental Laws except where noncompliance with any such Environmental Law has not, or could not reasonably be expected to, result in a Material Adverse Effect;

                  (B) other than materials used or produced, held, transported and disposed of in accordance with all Environmental Laws, neither the Borrower nor any Active Subsidiary has used in its operations, and the property of the Borrower or such Active Subsidiary is not now and has never been used by the Borrower or such Active Subsidiary (or, to the best knowledge of the Borrower after due inquiry, by any predecessor in possession or other Person) for treatment, generation, storage, recycling, or disposal of Hazardous Substances in violation of any Environmental Laws, except where noncompliance with any such Environmental Law has not, or could not reasonably be expected to, result in a Material Adverse Effect;

                  (C) no Hazardous Substances are present at any property owned or leased by the Borrower or any Active Subsidiary, nor will any Hazardous Substances be present upon any such property or in the operation thereof by the Borrower or any Active Subsidiary, except which are handled in accordance with all Environmental Laws, in proper storage containers or where such Hazardous Substances have not been brought to or stored on the property by the Borrower or its Active Subsidiaries and have not, or could not reasonably be expected to, result in a Material Adverse Effect; and

                  (D) the Borrower and its Active Subsidiaries have all necessary and appropriate environmental permits, including but not limited to those for air emissions, water discharges, and treatment, storage and disposal of the Hazardous Substances, except where noncompliance with any the foregoing has not, or could not reasonably be expected to, result in a Material Adverse Effect.

                  (ii) There are no past, pending or, to the best of the Borrower's knowledge, threatened Environmental Claims by or against the Borrower or any Active Subsidiary or with respect to any property of the Borrower or such Active Subsidiary that, individually or in the aggregate, could have a Material Adverse Effect on the Borrower and its Active Subsidiaries, taken as a whole.

         4.11 Deferred Compensation Plans.

         Except as listed on Schedule 4.11 attached hereto, neither the Borrower nor any of its Active Subsidiaries has any employee pension benefit plan (as that term is defined in Section 3(2)(A) of ERISA) other than an employee stock ownership plan.

         Except as set forth on Schedule 4.11:

                  (A) The Borrower and each ERISA Affiliate is in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any ERISA Affiliates. The Borrower and all ERISA Affiliates have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and all ERISA Affiliates (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                  (B) To the best of the Borrower's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                  (C) Neither the Borrower nor any ERISA Affiliate has instituted or intends to institute proceedings to terminate any Plan.

                  (D) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                  (E) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                  (F) Neither the Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                  (G) To the extent that any Benefit Arrangement is insured, the Borrower and all ERISA Affiliates have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all ERISA Affiliates have made when due all contributions required to be paid for all periods through the Closing Date.

                  (H) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

         4.12 Title to Properties.

         The Borrower and each Active Subsidiary has good title to all of its properties and assets except for (i) defects in title which, taken as a whole, are not material to the Borrower or such Active Subsidiary and (ii) other Permitted Encumbrances.

         4.13 Intellectual Property.

         The Borrower and each Active Subsidiary owns or licenses all patents, patent applications, trademarks, trademark applications, permits, service marks, trade names, copyrights, copyright applications, licenses, franchises, authorizations and other intellectual property rights that are necessary for the operations of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except where the consequences in the aggregate would not be reasonably expected to have a Material Adverse Effect. To the best knowledge of the Borrower, (i) no device, product, process, method, substance, part or component or other material now employed, or now contemplated to be employed, by the Borrower or any Active Subsidiary infringes upon or conflicts with any rights owned by any other Person and (ii) no claim or litigation regarding any of the foregoing is pending or threatened. No patent, invention, device, application, principle and no Governmental Rule, standard or code involving the Borrower's or any Active Subsidiary's intellectual property is pending or, to the knowledge of the Borrower, proposed, except where the consequences in the aggregate would not be reasonably expected to have a Material Adverse Effect. All of the Borrower's and each Active Subsidiary's material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and authorizations are listed on Schedule 4.13 hereto.

         4.14 Tax Returns and Payments.

         The Borrower and each of its Active Subsidiaries have filed all United States Federal tax returns and the Borrower and each Active Subsidiary has filed all other material tax returns, or extensions for the filing of such tax returns within the time parameters permitted by law, which, to the knowledge of the Borrower, are required by law to be filed by them (except where the failure to file such tax returns would not materially adversely affect the business, Consolidated financial conditions or the Consolidated results of operations of the Borrower and its Subsidiaries as a whole) and have paid all taxes due pursuant to such returns or pursuant to any assessments levied upon the Borrower, the Active Subsidiaries or any of their respective properties, assets or income which are due and payable, (other than those assessments, taxes, fees or other charges, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Active Subsidiary). The charges, accruals and reserves on the books of the Borrower and its Active Subsidiaries, in respect of federal and state income taxes for all fiscal periods to date, are adequate in accordance with GAAP.

         4.15 Material Adverse Change.

         Since June 30, 1999, there has been no Material Adverse Change in operations or financial condition of the Borrower, individually, or the Borrower and its Subsidiaries taken as a whole, including without limitation, any Material Adverse Change arising from any litigation of the Borrower or any Subsidiary whether or not disclosed on Schedule 4.7.

         4.16 Solvency.

         The Borrower and each Active Subsidiary is, and after giving effect to the transactions contemplated pursuant to this Credit Agreement and the other Loan Documents will be, solvent.

         4.17 Investment Company Act.

         The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended from time to time, or a company under the "control" of an "investment company," as those terms are defined in such Act, and shall not become such an "investment company" or under such "control."


         4.18 Public Utility Holding Company Act.

         The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or an "affiliate" of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time.

         4.19 Liens and Security Interests.

         Except for Permitted Encumbrances, there are no liens or security interests on any of the real or personal property of the Borrower or any Active Subsidiary.

         4.20 Margin Stock.

         The Borrower does not engage or intend to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any Active Subsidiary of the Borrower holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Borrower or Active Subsidiary of the Borrower are or will be represented by margin stock.

         4.21 Year 2000.

         The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by the Borrower (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any Material Adverse Change.

         4.22 Updates to Schedules.

         Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

         4.23 Disclosure.

         Neither this Credit Agreement nor any other document, statement, certificate or other instrument delivered to the Agent or the Banks by or on behalf of the Borrower pursuant to this Credit Agreement or any other Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially and adversely affects or, so far as the Borrower now foresees, will in the future materially and adversely affect the business, operations, affairs, condition, properties, assets, financial condition or results of operations of the Borrower and its Active Subsidiaries which has not been set forth in this Credit Agreement or in the other documents, instruments, certificates or statements (financial or otherwise) furnished to the Agent or the Banks by or on behalf of the Borrower prior to or on the Closing Date.

         4.24 Use of Proceeds.

         The Borrower and its Subsidiaries intend to use the proceeds of the Loans in accordance with Section 5.1.

         4.25 Insurance.

         All insurance policies and other bonds to which Borrower or any of its Subsidiaries is a party are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of Borrower and each of its Subsidiaries in accordance with prudent business practice in the industry of the Borrower and its Subsidiaries.

         4.26 Material Contracts; Burdensome Restrictions.

         All material contracts relating to the business operations of Borrower and each of its Subsidiaries, including all material employee benefit plans and material labor contracts, are valid, binding and enforceable upon the Borrower or its Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no material default thereunder, to the Borrower's knowledge, with respect to parties other than the Borrower or its Subsidiary. Neither the Borrower nor any of its Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change.

         4.27 Employment Matters.

         The Borrower and its Subsidiaries conduct their businesses in compliance with employment Laws, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of any labor contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Borrower or any of its Subsidiaries which in any case could reasonably result in a Material Adverse Change.

         4.28 Senior Debt Status.

         The obligations of Borrower under this Credit Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness for Borrowed Money of Borrower except Indebtedness for Borrowed Money of Borrower to the extent secured by Permitted Liens. There is no lien upon or with respect to any of the properties or income of Borrower or Subsidiary of Borrower which secures indebtedness or other obligations of any Person except for Permitted Encumbrances.

                        ARTICLE V. AFFIRMATIVE COVENANTS

                  From the date hereof and for so much longer thereafter as the Revolving Credit Commitment is in effect or any of the Bank Indebtedness remains unpaid, the Borrower agrees, for the benefit of the Banks, the Issuing Bank and the Agent, that:

         5.1 Use of Proceeds.

         Proceeds of (i) the Revolving Credit Loans shall be used by the Borrower (a) to refinance the revolving credit loans, if any, outstanding under the Borrower's existing agented credit agreement, (b) for general working capital purposes of the Borrower and its Active Subsidiaries, including but not limited to capital expenditures, the acquisition and development of additional schools, draws to meet DOE regulatory requirements and Permitted Acquisitions and (c) for the repurchase, subsequent to the Closing Date, of up to $40,000,000 of the Borrower's common stock; (ii) the Swing Loans shall be used by the Borrower to finance its general working capital purposes on a day-to-day basis; (iii) the Supplemental Swing Loans shall be used by the Borrower to finance its short term borrowing needs for general corporate purposes; and the Letters of Credit may be issued for general corporate purposes.

         5.2 Furnishing Information.

         The Borrower will maintain a system of accounting established and administered in accordance with GAAP consistently applied, and will maintain its books in a manner so as to enable it to produce GAAP statements. Further, the Borrower will:

                  (a) Quarterly Reports of Borrower. Beginning with the period ending December 31, 1999, furnish to the Agent, for redelivery to each Bank, as soon as practicable but in any event within forty-five (45) days after the end of each Fiscal Quarter, copies of (i) internally prepared Consolidated balance sheets of the Borrower as at the close of each such Fiscal Quarter and (ii) internally prepared Consolidated statements of profit and loss, of retained earnings and cash flows of the Borrower for the quarter then ended and for the period from the beginning of the Fiscal Year to the date of such balance sheet, together with figures in comparative form for the corresponding date or period, as the case may be, one year prior thereto, all prepared in accordance with GAAP, consistently applied, except for the absence of notes thereon and subject to year-end adjustments, and in such reasonable detail as the Agent may request; provided, however, the Borrower shall be deemed in compliance with the timing requirements of this Section if the Borrower shall file its 10Q statement with the Securities Exchange Commission in a timely fashion and shall promptly send a copy of the financial statements to the Agent.

                  (b) Annual Reports of Borrower. Furnish to the Agent after the end of each Fiscal Year, for redelivery to each Bank, as soon as practicable but in any event within one hundred twenty (120) days after the end of each Fiscal year beginning on or after July 1, 1999, copies of the annual audited Consolidated financial statements of the Borrower which shall include, among other things, (A) the Consolidated balance sheet and Consolidated statement of income of the Borrower as at the end of such Fiscal Year, (B) a Consolidated statement of profit and loss and (C) a summary of transactions in the stockholders' equity account of the Borrower, all in reasonable detail, all prepared in accordance with GAAP and all certified without qualification by an independent public accountant selected by the Borrower and satisfactory to the Agent; provided, however, the Borrower shall be deemed in compliance with the timing requirements of this Section if the Borrower shall file its 10K statement with the Securities Exchange Commission in a timely fashion and shall promptly send a copy of the financial statements to the Agent.

                  (c) Annual Reports of the Active Subsidiaries. Furnish to the Agent as soon as practicable but in any event within one hundred twenty (120) days after the end of each Fiscal Year beginning on or after July 1, 1999, copies of the internally prepared consolidating balance sheet and consolidating income statement including each Active Subsidiary as at the end of such Fiscal Year, and in such reasonable detail as the Agent may request.

                  (d) Compliance Certificate. Together with each delivery of financial statements pursuant to Subsections 5.2(a), 5.2(b) and 5.2(c) above, a Compliance Certificate substantially in the form of Exhibit "F" attached hereto, signed by the Chief Financial Officer, or in his absence, the Treasurer of the Borrower, stating that he has caused the terms of this Credit Agreement and of the Notes to be reviewed and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower and its Active Subsidiaries during the accounting period covered by such financial statements and that nothing has come to his attention to lead him to believe that any Event of Default hereunder or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default exists. If any such Event of Default, condition or event existed or exists, such certificate shall specify the nature and period of existence thereof and what action the Borrower or such Active Subsidiary has taken or is taking or proposes to take with respect thereto. Each such certificate shall also contain, for the period to which the same relates, calculations in reasonable detail manifesting compliance as of the close of such accounting period with the covenants contained in Sections 6.1 through 6.6 inclusive and Section 6.12 hereof. Such certificate shall in all respects be in form and substance satisfactory to Agent.

                  (e) Notification of Defaults. Furnish to the Agent, for redelivery to each Bank, prompt notice upon the occurrence of any event of default or of any event which, with the giving of notice or the lapse of time, or both, would constitute an event of default under any Indebtedness for Borrowed Money involving liabilities in excess of $500,000 in the aggregate.

                  (f) Other Reports, Information and Notices. The Borrower will deliver or cause to be delivered to the Agent, for redelivery to each Bank, within the time periods set forth below, the following other reports, information and notices:

                  (i) Notice of Events of Default and Material Adverse Changes. Promptly after any Authorized Officer of the Borrower has learned of the occurrence or existence of an Event of Default or a Material Adverse Change, telephonic notice thereof specifying the details thereof, the anticipated effect thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto, which notice shall be promptly confirmed in writing within five (5) days by an Authorized Officer of the Borrower.

                  (ii) Notice of Breach of Material Contract. Promptly after any Authorized Officer of the Borrower has learned of the occurrence or existence of a default by any party to any material contract to which the Borrower or any Active Subsidiary is a party which default has had or which may reasonably be expected to have a Material Adverse Effect, telephonic notice thereof specifying the details thereof, the anticipated effect thereof and the action which the Borrower is taking or proposes to take with respect thereto, which notice shall be promptly confirmed in writing within five (5) days by an Authorized Officer of the Borrower.

                  (iii) Notice of Litigation.

                  (A) Promptly after the commencement thereof, written notice of any action, suit, proceeding or investigation before any Governmental Person affecting the Borrower or any Active Subsidiary, except for actions, suits, proceedings and investigations which, if adversely determined, would not and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and

                  (B) promptly after any Authorized Officer of the Borrower has notice thereof, written notice of any decision, ruling, judgment which has had or which could reasonably be expected to have a Material Adverse Effect and any appeal, reversal or other significant action in connection with any such action, suit, proceeding or investigation before any Governmental Person affecting the Borrower or any Active Subsidiary.

                  (iv) Orders, Etc. Promptly after receipt thereof, a copy of any order, writ, decree, judgment, decision or injunction issued by any Governmental Person in any proceeding, action, suit or investigation to which the Borrower or any Active Subsidiary is a party which would or could reasonably be expected to result in a Material Adverse Change.

                  (v) ERISA Reports.

                  (A) As soon as possible, and in any event not later than the date notice is sent to the PBGC, notice of any Reportable Event regarding any Plan or Benefit Arrangement of the Borrower, any Active Subsidiary of the Borrower or any ERISA Affiliate and an explanation of any action which has been or which is proposed to be taken with respect thereto;

                  (B) concurrent with the filing thereof, a copy of any request to the United States Secretary of the Treasury for a waiver or variance of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code with respect to any Plan or Benefit Arrangement of the Borrower, any Active Subsidiary of the Borrower or any ERISA Affiliate;

                  (C) as soon as possible, but in no event later than sixty (60) days after an officer of the Borrower becomes aware of unfunded accumulated benefit obligations for any Plan of the Borrower or any ERISA Affiliate, as determined in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions (or any superseding statement thereto), written notice of the occurrence of such event;

                  (D) upon the request of the Agent, copies of each annual report (Form 5500 Series) with accompanying schedules filed with respect to any Plan or Benefit Arrangement of the Borrower or any ERISA Affiliate;

                  (E) promptly after receipt thereof, a copy of any notice which the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Benefit Arrangement, or to appoint a trustee to administer any Plan or Benefit Arrangement, or to assert any liability under Title IV of ERISA against the Borrower or any ERISA Affiliate;

                  (F) a copy of any notice of assessment of Withdrawal Liability received by the Borrower or any ERISA Affiliate in relation to any Multiemployer Plan;

                  (G) as soon as possible, and in no event later than the date notification is sent to the PBGC, notice of the failure by the Borrower or any ERISA Affiliate to make a required installment or other payment under Section 302 of ERISA and Section 412 of the Code;

                  (H) concurrent with the filing thereof, a copy of any Notice of Intent to Terminate any Plan of the Borrower or any ERISA Affiliate filed under Section 4041(c) of ERISA; and

                  (I) promptly after receipt thereof, but without any obligation or responsibility to secure the same, copies of any calculations of estimated Unfunded Benefit Liabilities (or, if applicable, the portions of any estimated Unfunded Benefit Liabilities that would be allocated to the Borrower or any ERISA Affiliate under Sections 4063 and 4064 or Section 4062(e) of ERISA) for any Plans of the Borrower, any Active Subsidiary of the Borrower or any ERISA Affiliate.

                  (vi) Notice of Environmental Claims. Promptly after receipt thereof, the Borrower shall deliver to the Agent, for redelivery to the Banks, notice of any material Environmental Claim.

                  (vii) Tax Returns. The Borrower shall deliver to the Agent, for redelivery to the Banks, promptly upon request, copies of all Federal tax returns and reports filed by the Borrower or any Active Subsidiary in respect of taxes measured by income (excluding sales, use and like taxes).

                  (viii) Notices of Tax Audits. Promptly, and in any event within ten (10) days after receipt thereof by the Borrower or any Active Subsidiary, the Borrower shall furnish to the Agent, for redelivery to the Banks, a copy of each notice from any Governmental Person received by the Borrower or any Active Subsidiary of a threatened material adverse adjustment to any Federal tax return of the Borrower or any Active Subsidiary and a copy of each subsequent notice with respect thereto from any such Governmental Person.

                  (g) Updates to Schedules. Together with each delivery of the Borrower's annual financial statements pursuant to Subsection 5.2(b) hereof, the Borrower shall provide the Agent, for redelivery to the Banks, with written revisions or updates to Schedule 4.1, 4.3, 4.7, 4.10, 4.11, 4.13 and 5.12; provided, however, that no schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such schedule.

         5.3 Preservation of Existence.

         Except as otherwise permitted pursuant to Section 6.9, at its own cost and expense, the Borrower will, and will cause each Active Subsidiary to, do all things necessary to preserve and keep in full force and effect its corporate existence and its qualification under the laws of the state of its incorporation. Further, the Borrower will, and will cause each Active Subsidiary, other than Active Subsidiaries which no longer exist as a result of a transaction permitted pursuant to Section 6.9, to maintain, preserve and renew all rights, powers and privileges which are material to the Consolidated operation of the Borrower's business, including the accreditation of its Accredited Subsidiaries (the loss of which accreditation shall be deemed for purposes of this Credit Agreement to be material).

         5.4 Payment of Taxes and Fees.

         The Borrower will, and will cause each of its Active Subsidiaries to, promptly pay and discharge all taxes, assessments, and governmental charges and levies upon it or upon its income, profits or property except for taxes, assessments and governmental charges or levies (a) the payment of which is being contested in good faith by appropriate proceedings, or (b) the non-payment of which would not reasonably be expected to have a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole, and as to which it shall have set aside on its books reserves for such claims as are determined to be adequate by the application of GAAP consistently applied.

         5.5 Notice of Change of Business.

         The Borrower will promptly give written notice to the Agent if the Borrower or any of its Active Subsidiaries which is a Person primarily engaged in proprietary education or other related fields ceases to be so primarily engaged.

         5.6 Hazard and Casualty Insurance.

         The Borrower will, and will cause each Active Subsidiary to, keep and maintain hazard and casualty insurance with responsible insurance companies on such of the properties of the Borrower and its Active Subsidiaries, in such amounts and against such risks as is customarily maintained by similar businesses similarly situated and owning, leasing or operating similar properties.

         5.7 Good Repair.

         The Borrower will, and will cause each Active Subsidiary to, do all things necessary to maintain, preserve, protect and keep its respective property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its respective business carried on in connection therewith may be conducted at all times as presently conducted.

         5.8 Corporate Records.

         The Borrower will, and will cause each Active Subsidiary to, maintain proper books of record and account in accordance with sound accounting practice in which full, true and correct entries shall be made of all its respective property and assets and its respective dealings and business affairs.

         5.9 Inspection of Records and Properties.

         The Borrower will, and will cause each Active Subsidiary to, permit, on reasonable prior notice from the Agent or any Bank or their respective agents or representatives to visit during regular office hours any of their respective properties, to examine their respective physical assets, books of account and other records, and to discuss their respective affairs and accounts with, and be advised about them by the management of the Borrower, or any Active Subsidiary, and as often as the Agent or such Bank may reasonably request.

         5.10 Continued Ownership of Active Subsidiaries.

         Except as permitted by Section 6.9, without the written consent of all of the Banks, the Borrower shall not sell, transfer or otherwise dispose of any of its capital stock of an Active Subsidiary.

         5.11 Compliance With Laws.

         The Borrower will, and will cause each Active Subsidiary to, perform and promptly comply in all material respects, and cause all property of the Borrower and each Active Subsidiary to be maintained, used and operated in all material respects in accordance with all Governmental Rules (including, without limitation, zoning ordinances, building codes and Environmental Laws) of every duly constituted Governmental Person applicable to the Borrower, each Active Subsidiary or any of their respective properties) except for those alleged violations which are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted and if an appropriate provision, as shall be required by GAAP, shall have been made therefor. The foregoing notwithstanding, the Borrower shall not be deemed to be in violation of this Section 5.11 as the result of any failure to comply with such Governmental Rule if (A) the applicability of such Governmental Rule is being contested by the Borrower or any Active Subsidiary in good faith and by proper proceedings appropriately conducted or (B) the non-compliance with such Governmental Rule would not reasonably be expected to materially and adversely affect the business operations or financial condition of the Borrower or its Active Subsidiaries or the ability of the Borrower and its Active Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents.

         5.12 Further Assurances.

         At any time and from time to time, upon the Agent's request, the Borrower shall, and shall cause each Active Subsidiary to, make, execute and deliver, or cause to be made, executed and delivered, to the Agent and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed reasonably desirable by the Banks, any and all such further certificates and other documents as the Banks may consider necessary or desirable in order to continue and preserve the obligations of the Borrower under the Notes and other Loan Documents.

                         ARTICLE VI. NEGATIVE COVENANTS

                  From the date hereof and for so much longer thereafter as the Revolving Credit Commitment is in effect or any of the Bank Indebtedness remains unpaid, the Borrower agrees, for the benefit of the Banks, the Issuing Bank and the Agent, that:

         6.1 Maintenance of Ratio of Total Funded Debt to EBITDA.

         The Borrower will not permit or suffer to exist, as of the end of each Fiscal Quarter ending hereafter, its ratio of Total Funded Debt, as determined as of the end of such Fiscal Quarter, to EBITDA, as determined for immediately preceding four (4) Fiscal Quarters then ended to be greater than 2.5 to 1.0.

         6.2 Limitation on Total Funded Debt to Total Capitalization.

         The Borrower will not permit or suffer to exist, at any time, its percentage of Total Funded Debt to Total Capitalization to be greater than 50%.

         6.3 Interest Coverage Ratio.

         The Borrower will not permit or suffer to exist, as determined on each Fiscal Quarter ending hereafter for the immediately preceding four Fiscal Quarters then ended (i.e. a rolling four Fiscal Quarter basis), its Interest Coverage Ratio to be less than 4.0 to 1.0.

         6.4 Disposal of Assets.

         The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise dispose of, in any one Fiscal Year during the term hereof, assets having an aggregate fair market value in excess of $2,500,000 or directly or indirectly enter into an agreement or arrangement whereby the Borrower or any of its Subsidiaries shall sell or transfer assets having an aggregate fair market value in excess of $2,500,000; provided, however, that the amount by which the actual disposition of assets in any Fiscal Year does not exceed the amount permitted to be sold, leased or otherwise disposed of in such Fiscal Year shall be added to the aggregate fair market value of assets permitted to be sold, leased or otherwise disposed of in the next succeeding Fiscal Year so long as in no event shall the aggregate fair market value of assets sold, leased or otherwise disposed of exceed $5,000,000 in any Fiscal Year, and provided, further that nothing contained in this Section 6.4 shall prohibit the sale, lease or other disposition of the assets associated with (i) the sale of inventory in the ordinary course of business or (ii) merger or consolidation otherwise permitted pursuant to Section 6.9 of this Credit Agreement. Notwithstanding the foregoing, so long as no Default or Event of Default is then in existence or would reasonably result therefrom, the Borrower and the Subsidiaries shall be permitted to enter into sale and lease-back transactions of owned real estate and improvements and such transactions shall not be included in the foregoing limitations.

         6.5 Permitted Indebtedness.

         The Borrower will not, and will not permit any Subsidiary to, guarantee or incur or suffer to exist any Indebtedness for Borrowed Money except:

                  (i) the Bank Indebtedness;

                  (ii) Indebtedness for Borrowed Money secured by Permitted Encumbrances;

                  (iii) Guarantees of Indebtedness for Borrowed Money to the extent such Indebtedness for Borrowed Money is permitted by this Section 6.5.

                  (iv) Indebtedness for Borrowed Money incurred by any Subsidiary and due to the Borrower;

                  (v) Indebtedness for Borrowed Money not specifically enumerated in items (i) through (iv) above outstanding on the Closing Date as more fully set forth on Schedule 6.5, as the same may be extended or renewed but not increased.

                  (vi) Guarantees of Teach-Out Obligations and other education-related obligations of the Borrower or its Active Subsidiaries;

                  (vii) Advances by the Borrower to any Subsidiary for the purpose of financing a Permitted Acquisition;

                  (viii) Guarantees of any student loan programs of the Borrower or its Active Subsidiaries in an aggregate amount of up to $5,000,000;

                  (ix) Indebtedness for Borrowed Money in a principal amount of up to $25,000,000 in the aggregate outstanding in connection with real estate financings (other than sale and lease-back transactions permitted by Section 6.4 above), including without limitation, any reimbursement obligations incurred with respect to a bond financing that is secured by real estate, provided that, neither the Borrower nor any Subsidiary of the Borrower shall Guarantee any Indebtedness for Borrowed Money permitted under this Subsection and, further provided that, if such Indebtedness for Borrowed Money is incurred by a Subsidiary, the Subsidiary shall execute a Subsidiary Guarantee;

                  (x) In addition to the other Indebtedness for Borrowed Money permitted by this Section 6.5, Indebtedness for Borrowed Money whether now outstanding or hereafter incurred by the Borrower or any Subsidiary that when aggregated with other Indebtedness for Borrowed Money of the type permitted by this Subsection of the Borrower and all of the Subsidiaries (excluding Bank Indebtedness) is less than $10,000,000 at any time;

                  (xi) In the event that the Syndications Period has expired and no increase in the Revolving Credit Commitments has occurred, in addition to the Indebtedness for Borrowed Money permitted in clauses (i) through (x) above, Indebtedness for Borrowed Money incurred by the Borrower in an aggregate principal amount of up to $20,000,000 at any one time outstanding so long as all such Indebtedness for Borrowed Money is subordinated to the Bank Indebtedness on terms and conditions acceptable to the Required Banks and is not supported by a Guarantee of any Subsidiary or secured by any Encumbrance;

                  (xii) Indebtedness for Borrowed Money incurred by the Borrower or its Subsidiaries with respect to indemnification of outside directors or officers which indemnification is consistent with authority under law and the by-laws of the Borrower or such Subsidiary; and

                  (xiii) Indebtedness for Borrowed Money incurred by the Borrower or its Subsidiaries with respect to any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, provided that such agreements or devices are not entered into for speculative purposes.

        6.6 Prohibition on Encumbrances.

                  (a) Lien Prohibition. The Borrower will not create, assume, incur or suffer to exist, or allow any Subsidiary to create, assume, incur or suffer to exist, any Encumbrance upon any of its assets, whether now owned or hereafter acquired, nor acquire nor agree to acquire any asset subject to an Encumbrance, except:

                  (i) Encumbrances in favor of the Agent and/or the Banks granted hereunder;

                  (ii) Encumbrances for taxes or assessments or governmental charges or levies which are not due or remain payable, without penalty, or which are being contested in good faith by appropriate proceedings and with respect to which the Borrower or the affected Subsidiary has created reserves which are determined by the Borrower to be adequate by the application of GAAP consistently applied;

                  (iii) Encumbrances to secure the obligations of the Borrower or any Subsidiary under workmen's compensation laws, unemployment insurance laws, social security laws or other similar legislation;

                  (iv) Encumbrances to secure the obligations of the Borrower or any Active Subsidiary directly associated with state licensing or accreditation requirements;

                  (v) Encumbrances in connection with bids, tenders, performance bonds, contracts or leases (including, without limitation, the posting of collateral for any operating lease) to which the Borrower or any Subsidiary is a party, or to secure public or statutory obligations in an amount of up to $1,000,000 in the aggregate;

                  (vi) Encumbrances for landlords', mechanics', carriers', workmen's, warehousemen's, materialmen's or repairmen's liens or other like Encumbrances in the ordinary course of business;

                  (vii) Encumbrances upon tangible personal property securing loans to any Subsidiary or Borrower or deferred payments by the Borrower or any Subsidiary for the purchase of such tangible personal property, provided that the amount of the Indebtedness for Borrowed Money secured by the Encumbrance does not exceed the purchase price of such tangible personal property;

                  (viii) Encumbrances on particular parcels of real estate or buildings that is given in connection with typical mortgage-type financings to secure Indebtedness for Borrowed Money that is permitted under Section 6.5(c)(iv);

                  (ix) Encumbrances associated with Capital Leases that are permitted as Indebtedness for Borrowed Money under Subsection 6.5(a)(x);

                  (x) Encumbrances to secure surety, replevin, attachment or appeal bonds relating to legal proceedings to which the Borrower or any Subsidiary is a party;

                  (xi) Encumbrances arising out of judgments or awards against the Borrower or any Subsidiary with respect to which the Borrower is currently engaged in proceedings for review or appeal and with respect to which the Borrower shall have secured a stay of execution pending such proceedings for review or appeal, provided, that the aggregate amount of the foregoing shall at no time exceed $5,000,000;

                  (xii) minor survey exceptions, minor Encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Encumbrances incidental to the conduct of the business of the Borrower or its Subsidiaries or to the ownership of their properties which were not incurred in connection with Indebtedness for Borrowed Money or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Borrower or such Subsidiaries;

                  (xiii) Encumbrances to secure any extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole, or in part, of any obligations secured by any Encumbrances referred to in the foregoing clauses (i) through (xi) and clause (xiii), provided that (y) such extended, renewed or replaced Encumbrances shall be limited to all or a part of the same property that secured the Encumbrances extended, renewed or replaced (plus improvements on such property) and (z) the obligations secured by such Encumbrances at such time are not increased except in accordance with the terms thereof; and

                  (xiv) Encumbrances not specifically enumerated in items (i) through (xiii) above which were in existence on the date hereof and described on
Schedule 6.6 hereto;

                  (b) Agreements Restricting Encumbrances. Neither the Borrower, nor any Subsidiary, shall enter into any agreement, with any Person conditioning, restricting or in any way prohibiting the creation of a security interest, pledge, lien or other Encumbrance on or against or with respect to any of its now owned or hereafter acquired right, title or interest real or personal property in favor of the Agent and the Banks, except for those agreements specifically related to Encumbrances permitted in accordance with clause (A) above.

         6.7 Advance of Funds and Investments.

                  (a) Advance of Funds. The Borrower will not, nor will it permit any Subsidiary to, make any advance, loan or extension of credit to any Person, except: (a) extension of trade credit and student loans in the ordinary course of business; (b) Indebtedness for Borrowed Money permitted by Subsection 6.5(a) hereof; (c) advances to employees made by the Borrower or any Subsidiary in the ordinary course of its business, and (d) other loans and advances made in the ordinary course of business not to exceed $5,000,000 in the aggregate at any one time outstanding.

                  (b) Investments. The Borrower will not, nor will it permit any Subsidiary to, make any capital contribution to, purchase any stocks, bonds, notes, debentures or other securities of, or make any other investment in any other Person, except (a) existing Subsidiaries; (b) investments in prime commercial paper and certificates of deposit in United States commercial banks (having capital resources in excess of $500,000,000), in each case due within one (1) year from the date of purchase and payable in the United States in Dollars; obligations issued or unconditionally guaranteed by the United States Government or any agency thereof, and repurchase agreements of such banks for terms of less than one year in respect of the foregoing certificates and obligations; (c) acquisitions permitted by Section 6.12 hereof and (d) up to $5,000,000 of monies invested (or liabilities incurred) subsequent to the Closing Date in joint ventures and strategic investments in the same line of business as the Borrower and its Subsidiaries.

         6.8 Dividend and Redemption Restrictions.

                  (a) Dividend Restrictions. The Borrower shall not pay cash dividends or distributions on its capital stock while the Credit Facility is outstanding except, that so long as no Event of Default is in existence or will result therefrom, the Borrower may pay cash dividends or distributions in an aggregate amount of up to 20% of the Borrower's after tax net income (if positive), as determined in accordance with GAAP, for the immediately preceding four Fiscal Quarters then ended, provided that, in the event that Borrower does not make the distributions or pay the dividends permitted above, such distributions shall not be accrued and paid or distributed at a later time.

                  (b) Redemption Restrictions. The Borrower shall not, nor shall it permit any Subsidiary to, purchase the Borrower's capital stock while the Credit Facility is outstanding, except, that so long as no Event of Default is in existence or will result therefrom, the Borrower may repurchase subsequent to the Closing Date its publicly traded securities in an aggregate amount of up to
(i) $40,000,000 plus (ii) $1,250,000 or such lesser amount as may not have been used by, but was permitted, the Borrower for the repurchase of Borrower's securities under the Borrower's previous agented credit agreement prior to the Closing Date.

                  (c) Subsidiary Dividends. No Subsidiary shall enter into any agreement or covenant that prohibits, conditions or limits such Subsidiary from paying or declaring dividends or paying any inter-company obligations whether now outstanding or hereafter arising.

         6.9 Merger.

                  (a) The Borrower shall not merge or consolidate with any other Person unless (i) the Borrower is the surviving corporation, and (ii) no Event of Default occurs or is reasonably likely to occur as a result of such a merger or consolidation.

                  (b) The Borrower shall not permit any Subsidiary to merge or consolidate with any Person (other than the Borrower or another Subsidiary) unless (i) such Subsidiary is the surviving corporation or, if such Subsidiary is not the surviving corporation, the surviving corporation is a domestic corporation of the United States whose outstanding stock is owned, directly or indirectly, by the Borrower and (ii) no Event of Default occurs or is reasonably likely to occur as a result of such merger or consolidation.

         6.10 Regulations G, X, T and U Compliance.

         The Borrower will not, nor shall it permit any of its Subsidiaries to, use, or permit the use of, the proceeds of any borrowings hereunder to purchase or carry Margin Stock or otherwise act so as to cause the Banks, in extending credit hereunder, to be in contravention of Regulations G, X, T and U.

         6.11 Cohort Default Rates.

         The Borrower will not permit any Active Subsidiary whose operating income for the most recently completed Fiscal Year equals or exceeds seven and one-half percent (7-1/2%) of the aggregate operating income of all Active Subsidiaries for the same fiscal period to have a Cohort Default Rate in excess of twenty-five percent (25%) per year for the two (2) previous years.

         6.12 Permitted Acquisitions.

         The Borrower will not, nor will it permit any Subsidiary to acquire all or substantially all of the assets of any second Person or acquire the stock of any second Person or make any other investment in any second Person other than
(i) Permitted Acquisitions in an aggregate amount of less than $25,000,000 in any Fiscal Year and (ii) as otherwise permitted by Section 6.9 hereof.

         6.13 Change Fiscal Year.

         The Borrower will not, nor shall it permit any of its Subsidiaries to, change its Fiscal Year.

         6.14 Change of Business.

         The Borrower shall not engage, and shall cause each Subsidiaries to refrain from engaging, in any business other than its primary presently conducted businesses and other related ancillary businesses.

                       ARTICLE VII. CONDITIONS PRECEDENT

         7.1 All Revolving Credit Loan, Swing Loan and Supplemental Swing Loan Disbursements and All Letters of Credit.

         The obligation to make each Revolving Credit Loan, Swing Loan, Supplemental Swing Loan and to issue each Letter of Credit is subject to the performance by the Borrower of its obligations under this Credit Agreement and to the satisfaction of the following further conditions:

                  (a) Request for Revolving Credit Loan or Issuance of Letter of Credit. (i) Except for a Revolving Credit Disbursement made simultaneously with the execution of this Credit Agreement, receipt by the Agent, on behalf of the Banks, of a Request for Revolving Credit Loan, Swing Loan Request or Supplemental Swing Loan Request satisfying the requirements of this Agreement or
(ii) receipt by the Agent, on behalf of the Issuing Bank, of a fully-executed and completed application and agreement for Letter of Credit.

                  (b) No Default or Event of Default. The fact that, at the time of each Revolving Credit Disbursement, Swing Loan, Supplemental Swing Loan or issuance of each Letter of Credit, no Default or Event of Default, shall have occurred and be continuing.

                  (c) No Material Adverse Change. There shall not have occurred and be continuing (i) any Material Adverse Change or (ii) any event which has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (d) Compliance With Covenants. The fact that, at the time of each Revolving Credit Loan, Swing Loan, Supplemental Swing Loan or issuance of each Letter of Credit (after giving effect to such Loan or Letter of Credit), the Borrower shall be in compliance with the covenants contained in Sections 5 and 6 hereof.

                  (e) Representations Correct. The fact that the representations and warranties contained in this Credit Agreement and the other Loan Documents are true and correct on and as of the date of borrowing, except to the extent that such representations and warranties relate solely to an earlier date (in which case, such representations and warranties shall have been true and correct on and as of such earlier date).

Each request for a Revolving Credit Disbursement, a Swing Loan, Supplemental Swing Loan and each request for the issuance of a Letter of Credit, whether made orally or in writing, by the Borrower shall be deemed to be, as of the date of such request, a representation and warranty by the Borrower as to the facts specified in Subsections 7.l(b), 7.l(c), 7.l(d) and 7.l(e).

         7.2 Conditions Precedent to the Initial Revolving Credit Disbursement and the Issuance of the Initial Letter of Credit.

         The obligation of the Banks to make the initial Revolving Credit Disbursement and of the Issuing Bank to issue the initial Letters of Credit are subject to the satisfaction of each of the following conditions precedent in addition to the applicable conditions precedent set forth in Section 7.1 above:

                  (a) Credit Agreement. Receipt by the Agent of a counterpart original of this Credit Agreement duly executed by each initial Bank, the Issuing Bank, the Borrower and the Agent.

                  (b) Revolving Credit Notes. Receipt by the Agent, for redelivery to each Revolving Credit Bank, of a duly executed Revolving Credit Note made payable to such Revolving Credit Bank in an amount equal to its respective Commitment Amount.

                  (c) Swing Note. Receipt by the Agent, for redelivery to National City Bank, of a duly executed Swing Note made payable to National City Bank in an amount equal to its Swing Loan Commitment.

                  (d) Supplemental Swing Loan Notes. Receipt by the Agent, for redelivery to each Supplemental Swing Loan Bank, of a duly executed Supplemental Swing Loan Note made payable to such Supplemental Swing Loan Bank in an amount equal to its respective Supplemental Swing Loan Commitment.

                  (e) Release of Liens and Security Interests. Receipt by the Agent, on behalf of the Banks, of satisfactory evidence that all liens and security interests of the Borrower and the Subsidiaries have been satisfied in full and released of record, except for Permitted Encumbrances.

                  (f) Corporate Documents of the Borrower. Receipt by the Agent, on behalf of the Banks, of a copy, duly certified as of the Closing Date by the secretary or assistant secretary of the Borrower of (i) the By-Laws of the Borrower, (ii) the resolutions of the Borrower's Board of Directors authorizing the borrowings hereunder and the execution and delivery of the Loan Documents to be executed by it, (iii) all documents evidencing all other necessary corporate action and (iv) all approvals or consents, if any, with respect to this Credit Agreement and the Notes to be executed by it.

                  (g) Incumbency Certificate of the Borrower. Receipt by the Agent, on behalf of the Banks, of a certificate of the secretary or assistant secretary of the Borrower, certifying the names and offices of the officers of the Borrower authorized to sign this Credit Agreement, the Notes, and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

                  (h) Good Standing Certificates. Receipt by the Agent, on behalf of the Banks, of a certificate of good standing (i) for the Borrower issued by the Secretary of State of its state of incorporation and (ii) for the Borrower issued by the Secretary of State for each state in which the Borrower is authorized to do business, in each case issued no more than thirty (30) days prior to the Closing Date.

                  (i) Certificates of Incorporation. Receipt by the Agent, on behalf of the Banks, of a copy, duly certified by the appropriate governmental official, of the Articles/Certificates of Incorporation of the Borrower.

                  (j) Closing Certificate. Receipt by the Agent, on behalf of the Banks, of a certificate duly executed by an Authorized Officer of the Borrower certifying that the conditions precedent set forth in Subsection 7.l(b), 7.l(c), 7.l(d) and 7.l(e) above have been satisfied as of the Closing Date.

                  (k) Closing Fees. Receipt by the Agent, on behalf of the Banks, of the Closing Fees.

                  (l) Opinion of Borrower's Counsel. Receipt by the Agent, on behalf of the Banks, of a signed favorable opinion of Kirkpatrick & Lockhart LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit "G" attached hereto.

                  (m) Payoff of Existing Agented Credit Agreement. Receipt by the Agent of evidence acceptable to the Agent that contemporaneously herewith the Borrower shall have repaid all of its outstanding indebtedness under its existing agented credit agreement and terminated its ability to make any further borrowings thereunder.

                  (n) Proceedings Satisfactory. Receipt by the Agent, on behalf of the Banks, of evidence that all proceedings taken in connection herewith and the consummation of the transactions contemplated hereby and all documents and papers relating hereto have been completed or duly executed, and receipt by the Agent, on behalf of the Banks, of such documents and papers, all in form and substance reasonably satisfactory to the Agent and the Agent's special counsel, as the Agent or its special counsel may reasonably request in connection therewith.

                        ARTICLE VIII. EVENTS OF DEFAULT

         8.1 Payment Default.

                  (i) Default in the payment of principal of any of the Notes or reimbursement obligations with respect to any Letter of Credit.

                  (ii) Default in the payment of any interest on or the payment of the Facility Fee or the Agent's Fee or any other amount due under the Bank Indebtedness and continuance of any such nonpayment for ten (10) days after due date.

         8.2 Cross Defaults.

         Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness for Borrowed Money aggregating in excess of $5,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof.

         8.3 Insolvency.

                  (a) Involuntary Proceedings. A proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Borrower or any Subsidiary in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal or state law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or any Subsidiary or for a substantial part of its property, or for the winding up or liquidation of its affairs, and such shall remain undismissed or unstayed and in effect for a period of sixty (60) days.

                  (b) Voluntary Proceedings. The Borrower or any Subsidiary shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law now or hereinafter in effect, or shall consent or acquiesce in or to the filing of any such petition or shall consent to or acquiesce in the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or any Subsidiary or for a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or action shall be taken by the Borrower or any Subsidiary in furtherance of any of the aforesaid purposes.

         8.4 Dissolution.

         The existence of the Borrower or any Active Subsidiary is terminated, unless permitted in accordance with Section 6.9.

         8.5 Adverse Judgments.

         Any court shall render a final judgment or judgments against the Borrower or any Subsidiary in an aggregate amount of $5,000,000 or more in excess of any insurance protecting against such liability and such judgment or judgments shall not be satisfactorily appealed, stayed, discharged, vacated or set aside within thirty (30) days after entry; or any property of the Borrower or any Subsidiary shall be attached under a claim or claims in an aggregate amount of $5,000,000 or more in excess of any insurance protecting against the liabilities on which such attachments are based and such attachments shall not be released or provided for to the satisfaction of the Banks within thirty (30) days.

         8.6 Failure to Comply With Certain Covenants.

         Default by the Borrower in the performance of any of the agreements and covenants set forth in Article V or in Article VI hereof or default by any of the Subsidiaries in the performance of the agreements and covenants set forth in the other Loan Documents to which it is a party.

         8.7 Failure to Comply With Other Covenants.

         Default by the Borrower in the performance of any of the agreements and covenants set forth in Article V hereof or in any of the Loan Documents and not constituting an Event of Default enumerated above and continuance thereof for thirty (30) days after notice thereof to the Borrower from the Agent as directed by the Required Banks.

         8.8 Material Adverse Change.

         The occurrence of any Material Adverse Change subsequent to the Closing Date or subsequent to the delivery of the information provided by the Borrower to the Agent and the Banks prior to the Closing Date.

         8.9 Misrepresentation.

         Any representation or warranty made by the Borrower in (i) this Credit Agreement or (ii) any of the other Loan Documents is untrue in any material respect, or any schedule, statement, report, notice or writing furnished by the Borrower or on behalf of the Borrower to the Agent or the Banks is untrue in any material respect on the date as of which the facts set forth are stated or certified.

         8.10 Consequences of an Event of Default.

                  (a) Consequence of an Event of Default Set Forth in Sections
8.3 and 8.4. Upon the occurrence of an Event of Default set forth in Section 8.3 or 8.4 hereof, the Revolving Credit Commitment, the Swing Loan Commitment and the Supplemental Swing Loan Commitment shall automatically terminate and the amounts outstanding under the Notes shall become immediately due and payable, without necessity of demand, presentation, protest, notice of dishonor or notice of default. Thereafter, the Banks shall have no further obligation to make any additional Loans or issue any additional Letters of Credit hereunder. Upon the occurrence of an Event of Default set forth in Section 8.3 or Section 8.4, the Banks shall have the full panoply of rights and remedies granted to them under this Credit Agreement and the other Loan Documents and all those rights and remedies granted by law to creditors. No exercise of one right or remedy shall be deemed a waiver of other rights or remedies.

                  (b) Consequences of Remaining Events of Default. During the continuance of any Event of Default set forth in Sections 8.1, 8.2, 8.5, 8.6, 8.7, 8.8 or 8.9 hereof (unless remedied, waived or cured to the satisfaction of the Banks required pursuant to Section 10.1), the Banks shall have no further obligation to make any additional Loans or issue any additional Letters of Credit hereunder; and the Agent may, and at the request of the Required Banks shall, by written or telegraphic notice to the Borrower, declare the Revolving Credit Commitment, the Swing Loan Commitment, and the Supplemental Swing Loan Commitment terminated and the Notes then outstanding and interest accrued thereon and all other liabilities of the Borrower hereunder to the Banks to be forthwith due and payable. Thereupon the Revolving Credit Commitment, the Swing Loan Commitment and the Supplemental Swing Loan Commitment shall be terminated and all amounts due hereunder and under any Notes outstanding shall be due and payable without presentment, demand, protest or other notice of any kind to the Borrower, all of which are hereby expressly waived. Upon the occurrence of an Event of Default set forth in Sections 8.1, 8.2, 8.5, 8.6, 8.7, 8.8 or 8.9 hereof, the Banks shall have the full panoply of rights and remedies granted to them under this Credit Agreement and the other Loan Documents and all those rights and remedies granted by law to creditors. No exercise of one right or remedy shall be deemed a waiver of other rights or remedies.

                       ARTICLE IX. AGREEMENT AMONG BANKS

         9.1 Appointment and Grant of Authority.

         Each of the Banks hereby appoints and designates National City Bank, and National City Bank hereby agrees to act as, the initial Agent under this Credit Agreement and the other Loan Documents. As such Agent, National City Bank shall have and may exercise such powers under this Credit Agreement and the other Loan Documents as are specifically delegated to the Agent, by the terms hereof or thereof, together with such other powers as are incidental thereto. Without limiting the foregoing, each Bank, and each holder of a Note by its acceptance of such Note, hereby authorizes the Agent, on behalf of the Banks, to execute all of the Loan Documents (other than this Credit Agreement) and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Credit Agreement. The Agent may perform any of its duties hereunder or under the Loan Documents by and through its officers, directors, agents, employees or affiliates.

         Each of the Banks hereby appoints and designates First Union National Bank, and First Union National Bank hereby agrees to act as Co-Agent under this Credit Agreement and the other Loan Documents. As Co-Agent, First Union National Bank shall have and may exercise only such powers as are specifically delegated to it by the Agent from time to time and which it agrees to exercise. First Union National Bank shall not be deemed to have assumed any duties or responsibilities under this Credit Agreement and the other Loan Documents by reason of its designation as Co-Agent.

         9.2 Non-Reliance on Agent.

         Each Bank agrees that it has, independently and without reliance on the Agent, based on such documents and information as it has deemed appropriate, made its own credit analysis and evaluation (including but not limited to an environmental review) of the Borrower and its operations, and decision to enter into this Credit Agreement. Further, each Bank agrees that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem reasonable and appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Credit Agreement and the other Loan Documents. Each Bank acknowledges that a copy of this Credit Agreement and the exhibits and schedules hereto have been made available to it and to its legal counsel for review and each Bank acknowledges that it is satisfied with the form and substance of this Credit Agreement and the exhibits and schedules hereto. Except as otherwise provided herein, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to keep any Bank or any holder of a Note informed as to the performance or observance by the Borrower of this Credit Agreement or any other document or instrument referred to or provided for herein or to inspect the properties or books of the Borrower. The Agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Bank for its failure to relay or furnish to the Bank any information. The preceding provisions of this Section 9.2 to the contrary notwithstanding, the Agent shall use its best efforts to relay to each Bank any information pertaining to the Borrower which comes into the possession of the Agent.

         9.3 Responsibility of Agent and Other Matters.

                  (a) Ministerial Nature of Duties. As between the Banks and themselves, the Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article IX. The duties of the Agent shall be ministerial and administrative in nature.

                  (b) Limitation of Liability. As between the Banks and Agent, neither the Agent nor any of its directors, officers, employees, agents or affiliates shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Credit Agreement) under or in connection with this Credit Agreement or any other instrument or document executed or delivered in connection herewith except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers, employees, agents or affiliates shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, collectibility, value or sufficiency of (A) this Credit Agreement or any of the other Loan Documents or (B) any other document or instrument furnished pursuant to or in connection with this Credit Agreement,
(ii) the collectibility of any amounts owed by the Borrower to the Banks, (iii) the truthfulness of any recitals, statements, representations or warranties made to the Agent or the Banks in connection with this Credit Agreement or any other Loan Documents, (iv) any failure of any party to this Credit Agreement to receive any communication sent, including any telegram, telex, teletype, facsimile transmission or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (v) the assets, liabilities, financial condition, results of operations or business, or creditworthiness of the Borrower.

                  (c) Reliance. The Agent shall be entitled to act, and shall be fully protected in acting upon, any telegram, facsimile transmission or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument, paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agent may consult counsel (including counsel of the Borrower), independent public accountants and other experts selected by it and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by such counsel, independent public accountants and other experts. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or any of the other Loan Documents on the part of the Borrower, the other Loan Parties or any other party thereto.

         9.4 Action on Instructions.

         As between the Agent and the Banks, the Agent shall be required to act and shall be fully protected in so acting and shall be entitled to refrain from acting, and shall be fully protected in refraining from so acting, under this Credit Agreement, the other Loan Documents or any other instrument or document executed or delivered in connection herewith or therewith, in accordance with written instructions from the Required Banks or, in the case of the matters set forth in items (A) through (G) of Section 10.l, from all of the Banks.

         9.5 Action in Event of Default.

         As between the Agent and the Banks, if an Event of Default has occurred and is continuing, the Banks shall promptly consult with one another in an attempt to agree upon a mutually acceptable course of conduct. Failing unanimous agreement upon a course of conduct and if the Banks wish to exercise any of their rights and remedies under the Credit Agreement or under any other Loan Document, the Agent will exercise the rights of the Banks hereunder or thereunder as directed by the Required Banks.

         9.6 Indemnification.

         To the extent the Borrower does not reimburse and save harmless the Agent according to the terms of this Credit Agreement for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Banks ratably. Each Bank hereby severally agrees on such basis (i) to reimburse and indemnify the Agent for such Bank's pro rata share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Bank's pro rata share, to indemnify and save harmless the Agent against and from any and all liabilities, losses, obligations, damages, penalties, claims, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, arising out of or in connection with this Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed or delivered in connection herewith or therewith, or any request of the Required Banks or all of the Banks, as the case may be, including without limitation the reasonable costs, expenses and disbursements in connection with defending themselves against any claim or liability, or answering any subpoena or other process related to the exercise or performance of any of its powers or duties under this Credit Agreement, the other Loan Documents, or any of the other agreements, instruments or documents executed or delivered in connection herewith. The foregoing notwithstanding, no Bank shall be liable for any portion of such losses, obligations, damages, penalties, claims, actions, judgments and suits, and other costs, expense and disbursements resulting from or as a consequence of (A) the Agent's gross negligence or willful misconduct, (B) a claim against the Agent or the Banks with respect to which each Bank was not given notice and the opportunity to participate (at its own expense) in the defense thereof or (C) a compromise and settlement agreement entered into without the consent of all of the Banks.

         9.7 Agent's Rights as a Bank.

         With respect to the commitment of the Agent as a Bank hereunder, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto and any Loans of the Agent under this Credit Agreement, and any other amounts due to the Agent under this Credit Agreement or the other Loan Documents, the Agent shall have the same rights and powers, duties and obligations under this Credit Agreement, the other Loan Documents or other agreement, instrument or document as any Bank and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not the Agent. The terms "Banks", "Required Banks", "holder" or any similar term shall, unless the context clearly indicates otherwise, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of banking, trust or other business with the Borrower, any Subsidiary of the Borrower or any Affiliate thereof as if it were not the Agent hereunder and may accept fees and other consideration from the Borrower, any Subsidiary of the Borrower or any Affiliate thereof for services in connection with the Credit Agreement or otherwise without having to account for the same to the Banks.

         9.8 Advances by Agent.

         Unless the officers of the Agent responsible for administering this Credit Agreement shall have been notified in writing by a Bank prior to the date of any Disbursement that such Bank will not make the amount which would constitute its pro rata share of such Disbursement available to the Agent on the date of such Loan, the Agent may (but shall not be required to) assume that such Bank has made such amount available to the Agent on the date of such Loan and the Agent, in reliance upon such assumption, may make available to the Borrower a corresponding amount. If such pro rata share is made available to the Agent on a date after the date of such Disbursement, such Bank shall pay to the Agent on demand an amount equal to the product of (i) during each day included in the period referred to in (iii) below, the Federal Funds Rate during each day included in such period, multiplied by (ii) the amount of such Bank's pro rata share of such Disbursement, multiplied by (iii) a fraction, the numerator of which is the number of days that elapse from and including the date of such Loan to the date on which such pro rata share of such Disbursement shall become immediately available to the Agent and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this Section 9.8 shall be prima facie evidence as to the amount owed by such Bank to the Agent. If such Bank's pro rata share is not in fact made available to the Agent by such Bank within three (3) Business Days of such borrowing date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum equal to the Base Rate during such period, on demand, from such Bank.

         9.9 Payment to Banks.

         Promptly after receipt by the Agent from the Borrower of any principal repayment of the Loans, interest due on the Loans, any fees or other amounts due under any Loan Document (except for such amounts which are payable for the sole account of any Bank or the Agent), the Agent shall distribute to each Bank that Bank's pro rata share of the funds so received; provided that in the event payments are received by 1:30 P.M., (Pittsburgh, Pennsylvania time) by the

Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Rate, with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks.

         9.10 Pro Rata Sharing.

         All interest and principal payments on the Loans, all Facility Fees, the Closing Fee and any other Fees (specifically excluding the Agent's Fee and the Fee payable to the Issuing Bank in connection with the issuance of any Letter of Credit) are to be divided pro rata among the Banks; provided that, if an Additional Bank shall join in this Agreement, the Additional Bank shall only share pro rata from the date that such Additional Bank became a Bank hereunder. Any sums obtained from the Borrower by any Bank by reason of the exercise of its rights of setoff, banker's lien or in collection shall be shared (net of costs) pro rata among the Banks. Nothing in this Section 9.10 shall be deemed to require the sharing among the Banks of collections specifically relating to, or of the proceeds of any collateral securing, any other Indebtedness of the Borrower to any Bank.

         9.11 Successor Agent.

                  (a) Resignation of the Agent. Subject to a successor Agent being appointed and such Person accepting the duties and obligations of the Agent hereunder and under the Loan Documents, the Agent may resign from the performance of its functions and duties hereunder and under the other Loan Documents at any time by giving at least sixty (60) days prior written notice to the Banks and the Borrower. In the event that the Agent gives notice of its desire to resign from the performance of its functions and duties hereunder and under the Loan Documents, then the Borrower and the Agent shall use all reasonable commercial efforts to identify, and the Required Banks shall appoint, a successor who shall be reasonably satisfactory to the Required Banks and the Borrower (provided that such approval of the Borrower shall not be unreasonably withheld and that no such approval of the Borrower shall be required after the occurrence and during the continuance of an Event of Default). If a successor Agent shall not have been appointed within said sixty (60) day period, the Required Banks shall, after consultation with the Borrower, appoint a successor Agent from among the Banks. Any such successor agent shall succeed to the rights, powers and duties of the Agent.

                  (b) Rights of the Former Agent. Upon the appointment of such successor agent, the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Credit Agreement. After any retiring Agent's resignation hereunder as administrative agent for the Banks hereunder, the provisions of this Article IX shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

         9.12 Additional Banks.

         Any bank becoming a party to this Agreement pursuant to Section 2.1(j) hereof (each an "Additional Bank") shall execute and deliver to Agent a Bank Joinder, in substantially the form attached hereto as Exhibit "J" and otherwise satisfactory to Banks and Borrower. Upon execution and delivery of the Bank Joinder, such Additional Bank shall be a party hereto, such Additional Bank's signature pages (including Revolving Credit Commitments and, if any, Supplemental Swing Loan Commitments) shall be appended hereto and such Additional Bank shall have the rights and obligations of a Bank hereunder for all purposes except that such Additional Bank's rights shall be limited as more fully set forth in the Bank Joinder, including without limitation, such Additional Bank shall not participate in Letters of Credit (or associated Letter of Credit Fees) until the last Business Day of March, June, September or December following the effective date of the Bank Joinder. If Revolving Credit Loans are bearing interest at the Eurodollar Rate Option, an Additional Bank shall be included as a Bank on a date that coincides with the end of the applicable Interest Period. Simultaneously with the execution and delivery of any Bank Joinder, Borrower shall execute a Revolving Credit Note, a Supplemental Swing Loan Note (if applicable) and deliver each of them to such Additional Bank together with originals of such other documents as such Additional Bank may reasonably require. If required by the Additional Bank as a condition of it becoming a Bank, the Banks shall agree to a pro rata reduction in their respective Supplemental Swing Loan Commitments to permit the Additional Bank to share on a proportional basis in the Supplemental Swing Loans. Agent and Borrower shall acknowledge any Bank Joinders delivered pursuant to this Section
9.12 and promptly provide copies thereof to each of the other Banks. All Bank Joinders shall be effective and binding upon all Banks without any requirement for the execution of such Bank Joinder by the Banks other than the Additional Bank.

                            ARTICLE X. MISCELLANEOUS

         10.1 Amendments and Waivers.

                  (a) Amendments to Credit Agreement or Any Loan Document. Subject to the remaining provisions of this Section 10.1, the Agent, the Banks, the Issuing Bank, the Borrower and the other Loan Parties may, from time to time, enter into amendments, modifications, extensions, supplements and replacements to and of this Credit Agreement or any other Loan Document and the Banks or the Required Banks, as the case may be, may, from time to time, waive compliance with a provision hereof or thereof. No amendment or waiver of any provision of this Credit Agreement, the Notes or any other Loan Document, nor any consent to any departure therefrom by the Borrower shall be effective unless the same shall be in writing and signed by the Borrower or other Person, whichever is the obligor of the document to be amended or the provisions of which are being waived, and the Agent and the Required Banks, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  The foregoing notwithstanding, no amendment, waiver or consent shall do any of the following unless in writing and signed by all of the Banks (or the Agent with the consent of all of the Banks):

                  (A) increase the Revolving Credit Commitment, the Commitment Amount of any Bank, the Commitment Percentage of any Bank, the Swing Loan Commitment, the Supplemental Swing Loan Commitment or the maximum aggregate principal amount of any of the Notes,

                  (B) except as contemplated in this Credit Agreement, reduce the interest rate on the Loans or Letters of Credit or any fees in connection therewith,

                  (C) postpone the Repayment Date or the date any payment of principal, interest or fees are due in connection with the Loans, or any reimbursement obligations are due in connection with the Letters of Credit.

                  (D) release any collateral securing the Bank Indebtedness;

                  (E) amend this Section 10.1; or

                  (F) amend the definition of "Required Banks".

In the case of any waiver or consent relating to any provision of this Credit Agreement, the parties shall be restored to their former positions and rights hereunder, and the Event of Default so waived or consented to shall be deemed to be cured and not continuing; but no such waiver or consent shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Any such supplemental agreement shall apply equally to the Borrower, the affected party, if any, and each of the Banks and shall be binding upon the Borrower, the Banks, the Agent and all future holders of the Notes.

                  (b) Waivers. No delay on the part of the Banks in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right. In the case of any waiver, the Borrower, the Banks and the Agent shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

         10.2 Notices.

                  (a) Notice to the Borrower. All notices required to be sent to the Borrower shall be sent to the following address, by hand delivery, by recognized national overnight courier service, by facsimile transmission or other means of electronic data communication, or by the United States Mail, first class, postage prepaid:

If by United States Mail:                       If by other means:

Education Management Corporation                Education Management Corporation
300 Sixth Avenue                                300 Sixth Avenue
Suite 800                                       Suite 800
Pittsburgh, Pennsylvania 15222                  Pittsburgh, Pennsylvania 15222
Attention: Chief Financial Officer              Attention:  Chief Financial Officer
                                                Telecopier: (412) 562-0598
                                                Telephone:  (412) 562-0900

                  (b) Notice to the Agent. All notices required to be sent to the Agent shall be sent to the following address, by hand delivery, by recognized national overnight courier service, by facsimile transmission or other means of electronic data communication, or by the United States Mail, first class, postage prepaid:


If by United States Mail:                       If by other means:

National City Bank of Pennsylvania              National City Bank of Pennsylvania
National City Center                            National City Center
1900 East Ninth Street                          1900 East Ninth Street
Location Number 2083                            Location Number 2083
Cleveland, OH 44114                             Cleveland, OH 44114
Attention: Anita Anders                         Attention:  Anita Anders
           Funding Administrator                Telephone:  (216) 575-2242
                                                Telecopier: (216) 222-0012


                  (c) Notice to the Banks. All notices required to be delivered to the Banks pursuant to this Credit Agreement and the other Loan Documents shall be in writing and shall be sent to the address set forth on the signature pages of the Credit Agreement, by hand delivery, by recognized national overnight courier service, by facsimile transmission or other means of electronic data communication, or by the United States mail, first class, postage prepaid.

                  (d) Receipt of Notices. All such notices shall be effective three (3) days after mailing, one (1) day after deposit with the courier service, the date of electronic transmission (receipt confirmed) or when received, whichever is earlier. The Borrower, the Banks and the Agent may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

         10.3 Holiday Payments.

         If any payments to be made by the Borrower hereunder shall become due on a date not a Business Day, such payments shall be made on the next succeeding Business Day.

         10.4 Tax Withholding.

         At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of each Bank, each Bank that is not incorporated under the laws of the

United States of America or a state thereof agrees that it will deliver to the Agent and the Borrower two (2) duly completed copies of either (i) IRS Form W-9, 1001 or 4224 or such other applicable form prescribed by the IRS, certifying in each case that such Bank is entitled to receive payments under this Credit Agreement or its Note(s), as the case may be, without deduction or withholding of United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or (ii) IRS Form W-8 or such other applicable form prescribed by the IRS or a certificate of such Bank indicating that no such exemption or reduced rate of taxation is allowable with respect to such payments. Each Bank which delivers an IRS Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Agent and the Borrower two (2) additional copies of any such form (or any successor form) on or before the date on which that form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank is entitled to receive payments under this Credit Agreement or its Note(s), as the case may be, without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating the date on which that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold, from each payment made to such Bank hereunder or under the Note(s) payable to it, United States federal income taxes at the full withholding rate unless each Bank referred to in the first sentence of this Section 10.4 establishes an exemption or at the applicable reduced rate established pursuant to the above provisions.

         10.5 Survival.

         Until payment in full of the Bank Indebtedness and expiration of all outstanding Letters of Credit, and the termination of the Revolving Credit Commitment, the Swing Loan Commitment and the Supplemental Swing Loan Commitment, all covenants, agreements, warranties and representations made herein and in all certificates or other documents delivered in connection with this Credit Agreement by or on behalf of the Borrower, shall survive the advances of money made by the Banks to the Borrower hereunder and the delivery of the Notes, and all such covenants, agreements, warranties and representations shall inure to the benefit of the successors and assigns of the Banks and the Agent whether or not so expressed.

         10.6 Costs.

         The Borrower shall pay:

                  (i) All reasonable costs and expenses of the Agent (including without limitation the reasonable fees and disbursements of the Agent's counsel), incurred in connection with the preparation, negotiation, execution and delivery of this Credit Agreement and the other Loan Documents and any and all other documents and instruments prepared in connection herewith, including but not limited to all amendments, extensions, modifications, waivers, consents and other documents and instruments prepared or entered into from time to time, including after the Closing Date;

                  (ii) All reasonable costs and expenses of the Agent and the Banks (including without limitation the reasonable fees and disbursements of the Agent's and each of the Bank's counsel) in connection with (A) the enforcement of this Credit Agreement and the other Loan Documents (whether through negotiations, legal proceedings or otherwise) arising pursuant to a breach by the Borrower of any of the terms, conditions, representations, warranties or covenants of any Loan Document to which it is a party, and (B) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents.

All of such costs and expenses shall be payable by the Borrower to the Banks or the Agent, as the case may be, upon demand or as otherwise agreed upon by the Banks or the Agent and the Borrower, and shall constitute Bank Indebtedness under this Credit Agreement. The Borrower's obligation to pay such costs and expenses shall survive the termination of this Credit Agreement and the satisfaction of all of the Borrower's obligations hereunder.

         10.7 Certain Taxes.

         The Borrower agrees to pay, and save the Banks harmless from, all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Credit Agreement or the Loan Documents or the issuance of the Notes, which obligation of the Borrower shall survive the termination of this Credit Agreement.

         10.8 Successors, Assigns and Participations.

                  (a) Benefit of Agreement. Subject to the remaining provisions of this Section 10.8, this Credit Agreement shall be binding upon the Borrower, the Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Banks and the successors and assigns of the Agent and the Banks; provided, however that the Borrower may not assign its rights or duties hereunder or under any other Loan Document without the prior written consent of the Banks and the Agent.

                  (b) Assignments. Subject to the remaining provisions of this Subsection 10.8(b), any Bank, at any time, in the ordinary course of its commercial banking business and in accordance with applicable law, may sell to one or more Purchasing Banks (which Purchasing Banks may be Affiliates of the Transferor Bank), a portion or all of its rights and obligations under this Credit Agreement and the Note(s) then held by it pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit "H" and executed by the Transferor Bank and such Purchasing Bank and consented to by the Agent and the Borrower which consent shall not be withheld without a good faith reason; subject, however to the following requirements:

                  (i) The Borrower and the Agent must give their prior consent to any such assignment (other than an assignment made by a Bank to an Affiliate of such Bank) which consent shall not be unreasonably withheld;

                  (ii) Each such assignment must be in a minimum amount of $10,000,000 or the remaining amount of the Transferor Bank's Revolving Credit Commitment if less, or, if in excess thereof, in integral multiples of $1,000,000, unless otherwise agreed by the Borrower and the Agent, and each such assignment shall include the same percentage of the Supplemental Swing Loan Commitment of the Transferor Bank as the percentage of the Revolving Credit Commitment being transferred by the Transferor Bank;

                  (iii) No Purchasing Bank which purchases a Revolving Credit Commitment of less than or equal to $10,000,000 may sell Participations;

                  (iv) No Purchasing Bank may make assignments unless otherwise agreed by the Borrower, such consent to not be unreasonably withheld by the Borrower; and

                  (v) On the date such assignment is made, the Transferor Bank shall pay to the Agent a $3,500 service fee for each assignment;

provided, however the restrictions set forth in Subsection 10.8(a)(i), (ii),
(iii) and (iv) above shall not apply in the case of any assignment by any Transferor Bank upon the occurrence and during the continuation of an Event of Default.

                  Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date set forth in such Assignment and Assumption Agreement, (a) the Purchasing Bank thereunder shall be a party hereto as a Bank and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Bank hereunder with a Commitment Amount and Commitment Percentage, and (b) the Transferor Bank thereunder shall be released from its obligations as a Bank under this Credit Agreement to the extent provided in such Assignment and Assumption Agreement. Such Assignment and Assumption Agreement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such Transferor Bank under this Credit Agreement and its Note(s), as the case may be. On or prior to the Transfer Effective Date, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note(s) held by the Transferor Bank, a new Note(s) to the order of such Purchasing Bank in an amount equal to the Commitment Amount assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and new Note(s) to the order of the Transferor Bank in an amount equal to the Commitment Amount retained by it hereunder, if any.

                  (c) Assignment Register. The Agent shall maintain, at its address referred to in Subsection 10.2(b) hereof, a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks, and the amount of the Commitment Amount of each Bank, if any, then in effect, and the amount of the Loans owing to each Bank, from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loans for all purposes of this Credit Agreement. The Register shall be available at the office of the Agent set forth in Subsection 10.2(b) hereof for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Participations. Any Bank, in the ordinary course of its commercial banking business and in accordance with applicable law, may sell to one or more Participants a Participation in any Loan owing to such Bank, the interest of such Bank in (i) any Revolving Credit Note or (ii) the Commitment Amount of such Bank. In the event of any such sale by a Bank of a Participation to a Participant, such Bank's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of its Note(s) for all purposes under this Credit Agreement (including voting rights hereunder), and the Borrower, the other Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Credit Agreement or the other Loan Documents; provided, however, that no Bank shall transfer or grant any Participation under which the Participant shall have rights to approve any amendment, modification or waiver of this Credit Agreement or any other Loan Document except to the extent such amendment, modification or waiver would (i) reduce or increase the principal amount of such Participant's Participation over the amount then in effect, (ii) decrease the interest rate relating to the Loans, (iii) reduce the Facility Fee or any other Fee payable to the Participant, (iv) postpone any date fixed for any payment of principal of or interest on the Loans, reimbursement obligations, the Facility Fee or any other Fees or obligations of the Borrower set forth in Article II or (v) release any collateral granted to the Agent, on behalf of the Bank, to secure the Bank Indebtedness.

                  (e) Other Assignments. Notwithstanding the foregoing provisions of this Section 10.8, any Bank may, at any time and from time to time, assign all or any portion of its rights under this Credit Agreement and its Note(s) to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank. No such assignment shall release any assigning Bank from its obligations hereunder.

                  (f) Disclosure. The Borrower authorizes each Bank to disclose to any Participant or Purchasing Bank and any prospective Participant or Purchasing Bank any and all financial information in such Bank's possession concerning the Borrower and its Subsidiaries which has been delivered to such Bank by or on behalf of the Borrower pursuant to this Credit Agreement or in connection with such Bank's credit evaluation of the Borrower prior to becoming a party to this Credit Agreement.

        10.9 Confidentiality.

        Unless otherwise agreed to in writing by the Borrower, the Agent and the Banks hereby agree to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any Person other than the Agent's or the Banks' directors, officers, employees, Affiliates and agents and to actual or potential Purchasing Banks and Participants, and then only on a confidential basis; provided, however, that the Agent or the Banks may disclose Proprietary Information (i) as required by any Governmental Rule, (ii) to their respective attorneys and accountants, (iii) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking; or
(iv) in connection with any litigation or enforcement proceedings; and further, provided, that the Agent or the Banks may not disclose any confidential information concerning identified students before giving the Borrower notice of such proposed disclosure and affording it a reasonable opportunity to obtain a judicial protective order from a court of competent jurisdiction.

         10.10 Indemnification.

         The Borrower will indemnify and hold harmless the Agent and the Banks, any of their respective directors, officers or employees and each Person, if any, who controls the Agent or the Banks within the meaning of the Securities Act of 1933 or the Securities and Exchange Act of 1934 (any and all of whom are referred to as an "Indemnified Party") from and against any and all losses, claims, damages and liabilities (including but not limited to any Environmental Claim or the liability of any Bank thereon), joint or several (including but not limited to all legal fees or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) under any applicable federal or state law or otherwise caused by or arising out of, or allegedly caused by or arising out of, this Credit Agreement or any transaction contemplated hereby, other than losses, claims, damages or liabilities resulting from the transfer of any of the Notes in violation of any applicable law or regulation; provided, the Borrower shall not be liable where any action or failure to act was due to the gross negligence or willful misconduct of the Indemnified Party.

Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the Borrower of such claim or the commencement of such action or proceeding, provided that the failure of an Indemnified Party to give notice as provided herein shall not relieve the Borrower of its obligations under this Section 10.10 with respect to such Indemnified Party, except to the extent that the Borrower is actually prejudiced by such failure. The Borrower will assume the defense of such claim, action or proceeding and will employ counsel satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the Borrower, to employ counsel separate from counsel for the Borrower and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Borrower not advisable, provided that the Borrower shall not be obligated to pay for the fees and expenses of more than one counsel for all Indemnified Parties. In the event an Indemnified Party appears as a witness in any action or proceeding brought against the Borrower (or any of its officers, directors or employees) in which an Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all necessary, out-of-pocket expenses incurred by it (including fees and expenses of counsel) in connection with its appearing as a witness.

The Borrower's obligations under this Section 10.10 shall survive the termination of this Credit Agreement and repayment of the Bank Indebtedness.

         10.11 Integration.

         This Credit Agreement together with the other Loan Documents constitutes the entire agreement between the parties relating to this financing transaction and its supersedes all prior understandings and agreements, whether written or oral between the parties hereto concerning the transactions provided for herein.

         10.12 Severability.

         Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         10.13 APPLICABLE LAW.

         THIS CREDIT AGREEMENT AND THE NOTES, SHALL BE CONTRACTS MADE UNDER AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCE TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

         10.14 CONSENT TO JURISDICTION.

         THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS SHALL BE COMMENCED IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND EACH PARTY AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN EITHER OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO THE PARTY IN RESPECT OF THE BORROWER OR THE AGENT, AT ITS ADDRESS SET FORTH IN SECTION 10.2 HEREOF AND IN RESPECT OF ANY BANK, AT ITS ADDRESS SET FORTH ON ITS SIGNATURE PAGE TO THIS CREDIT AGREEMENT OR ON THE ASSIGNMENT AND ASSUMPTION AGREEMENT TO WHICH SUCH BANK IS A PARTY, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. FURTHER, THE BORROWER, THE AGENT AND THE BANKS HEREBY SPECIFICALLY CONSENT TO THE PERSONAL JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA AND THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVE AND HEREBY ACKNOWLEDGE THAT THE BORROWER, THE AGENT AND THE BANKS ARE ESTOPPED FROM RAISING ANY CLAIM THAT EITHER SUCH COURT LACKS PERSONAL JURISDICTION OVER THE BORROWER, THE AGENT OR THE BANKS SO AS TO PROHIBIT EITHER SUCH COURT FROM ADJUDICATING ANY ISSUES RAISED

IN A COMPLAINT FILED WITH EITHER SUCH COURT CONCERNING THIS CREDIT AGREEMENT OR THE NOTES.

         10.15 Counterparts.

         This Credit Agreement may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Credit Agreement shall become binding when the Agent, the Banks and the Borrower have executed at least one counterpart. Immediately after the execution of counterparts and solely for the convenience of the parties hereto, the Borrower and the Banks will execute sufficient counterparts so that Borrower shall have counterparts executed by it, and the Banks shall have counterparts executed by it and the Borrower. All counterparts shall constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Executed as of the day and year first above Written.

                                      EDUCATION MANAGEMENT CORPORATION


                                      By: /s/ Robert T. McDowell
                                         ---------------------------------------
                                      Name:  Robert T. McDowell
                                      Title: Executive Vice President and CFO


                                      NATIONAL CITY BANK OF PENNSYLVANIA, in
                                      its capacity as the Agent


                                      By: /s/ Vince J. Delie, Jr.
                                         ---------------------------------------
                                      Name:   Vince J. Delie, Jr.
                                           -------------------------------------
                                      Title: Vice President and Regional Manager
                                            ------------------------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this Credit Agreement by and among EDUCATION MANAGEMENT CORPORATION, the FINANCIAL INSTITUTIONS PARTY HERETO and NATIONAL CITY BANK OF PENNSYLVANIA, as the Agent, to be executed by its duly authorized officer as of the date first above written.

                                                      NATIONAL CITY BANK OF
                                                      PENNSYLVANIA, in its capacity as a Bank
                                                      and the Issuing Bank
Revolving Credit Commitment:
           $35,000,000.00
                                                      By: /s/ Vince J. Delie, Jr.
                                                         ------------------------------------------
Commitment Percentage: 43.75%                         Name:   Vince J. Delie, Jr.
                                                           ----------------------------------------
                                                      Title: Vice President and Regional Manager
                                                            ---------------------------------------
Swing Loan Commitment:
            $5,000,000.00

Supplemental Swing Loan Commitment:
           $10,937,500.00

Addresses for notice purposes:

If by United States Mail:                             If by other means:

National City Bank of Pennsylvania                    National City Bank of Pennsylvania
National City Center                                  National City Center
1900 East Ninth Street                                1900 East Ninth Street
Location Number 2083                                  Location Number 2083
Cleveland, OH 44114                                   Cleveland, OH 44114
Attention: Anita Anders                               Attention:  Anita Anders
           Funding Administrator                      Telephone:  (216) 575-2242
                                                      Telecopier: (216) 222-0012



Address for Eurodollar Rate Loan funding if different from above:


----------------------------------------------

----------------------------------------------

----------------------------------------------
Telephone:
          ------------------------------------
Telecopier:
           -----------------------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this Credit Agreement by and among EDUCATION MANAGEMENT CORPORATION, the FINANCIAL INSTITUTIONS PARTY HERETO and NATIONAL CITY BANK OF PENNSYLVANIA, as the Agent, to be executed by its duly authorized officer as of the date first above written.


                                                             Bank One, Michigan,
                                                             in its capacity as a Bank


Revolving Credit Commitment:                                 By: /s/ Richard L. Janisse
           $20,000,000.00                                       -------------------------------------
                                                             Name: Richard L. Janisse
                                                                  -----------------------------------
                                                             Title: First Vice President
                                                                   ----------------------------------

Commitment Percentage: 25.00%

Supplemental Swing Loan Commitment:
            $6,250,000.00

Addresses for notice purposes:

If by United States Mail:                                    If by other means:

Bank One, Michigan                                           ---------------------------------
611 Woodward Avenue
Detroit, MI  48226                                           ---------------------------------

                                                             ---------------------------------

Attention: Richard Janisse                                   Attention:  Richard Janisse
           First Vice President                                          First Vice President
                                                             Telephone:  (313) 225-2448
                                                             Telecopier: (313) 225-1212
with a copy to:




Address for Eurodollar Rate Loan funding if different from above:


--------------------------------------

--------------------------------------

--------------------------------------

Telephone:
          -----------------------------

Telecopier:
           ----------------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this Credit Agreement by and among EDUCATION MANAGEMENT CORPORATION, the FINANCIAL INSTITUTIONS PARTY HERETO and NATIONAL CITY BANK OF PENNSYLVANIA, as the Agent, to be executed by its duly authorized officer as of the date first above written.


                                                             First Union National Bank,
                                                             in its capacity as a Bank and as Co-Agent


Revolving Credit Commitment:                                 By: /s/ Karl F. Schultz
           $25,000,000.00                                       ------------------------------------
                                                             Name: Karl F. Schultz
                                                                  ----------------------------------
                                                             Title: Vice President
                                                                   ---------------------------------
Commitment Percentage: 31.25%

Supplemental Swing Loan Commitment:
            $7,812,500.00

Addresses for notice purposes:

If by United States Mail:                                    If by other means:

First Union National Bank                                    --------------------------------
2240 Butler Pike
Plymouth Meeting, PA 19462                                   --------------------------------
Attention: Patrick Kauffmann
                                                             --------------------------------
                                                             Attention:  Patrick Kauffmann
                                                             Telephone:  (610) 941-3161
                                                             Telecopier: (610) 941-3129

with a copy to:



Address for Eurodollar Rate Loan funding if different from above:


-------------------------------------

-------------------------------------

-------------------------------------

Telephone:
          ---------------------------
Telecopier:
           --------------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this Credit Agreement by and among EDUCATION MANAGEMENT CORPORATION, the FINANCIAL INSTITUTIONS PARTY HERETO and NATIONAL CITY BANK OF PENNSYLVANIA, as the Agent, to be executed by its duly authorized officer as of the date first above written.

                                                             Chase Manhattan Bank,
                                                             in its capacity as a Bank


Revolving Credit Commitment:                                 By
           $10,000,000.00                                      ----------------------------------
                                                             Name:
                                                                  -------------------------------
                                                             Title:
                                                                   ------------------------------
Commitment Percentage: 10.00%

Supplemental Swing Loan Commitment:
            $2,500,000.00

Addresses for notice purposes:

If by United States Mail:                                    If by other means:

Chase Manhattan Bank                                         ------------------------------------
301 Grant Street
One Oxford Centre, Suite 1100                                ------------------------------------
Pittsburgh, PA 15219
Attention: John Malone                                       ------------------------------------
           Vice President                                    Attention:  John Malone
                                                             Vice President
                                                             Telephone:  (412) 291-2031
                                                             Telecopier: (412) 456-5565

with a copy to:



Address for Eurodollar Rate Loan funding if different from above:


--------------------------------

--------------------------------

--------------------------------
Telephone:
          ----------------------
Telecopier:
           ---------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this Credit Agreement by and among EDUCATION MANAGEMENT CORPORATION, the FINANCIAL INSTITUTIONS PARTY HERETO and NATIONAL CITY BANK OF PENNSYLVANIA, as the Agent, to be executed by its duly authorized officer as of the date first above written.


                                                             SunTrust Bank
                                                             in its capacity as a Bank

Revolving Credit Commitment:                                 By
           $15,000,000.00                                      ---------------------------------
                                                             Name:
                                                                  ------------------------------
                                                             Title:
                                                                   -----------------------------

Commitment Percentage: 15.00%

Supplemental Swing Loan Commitment:
            $3,750,000.00

Addresses for notice purposes:

If by United States Mail:                                    If by other means:

SunTrust Banks, Inc.                                         -----------------------------------
P.O. Box 305110
Nashville, TN 37230-5110                                     -----------------------------------
Attention: William H. Crawford
           Assistant Vice President                          -----------------------------------
                                                             Attention:  William H. Crawford
                                                             Assistant Vice President
                                                             Telephone:  (615) 748-4629
                                                             Telecopier: (615) 748-5269

with a copy to:



Address for Eurodollar Rate Loan funding if different from above:


---------------------------------------

---------------------------------------

---------------------------------------
Telephone:
          -----------------------------
Telecopier:
           ----------------------------